UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

STANDEX INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14-6(i)(1) and 0-11.

Standex®

2023

Proxy Statement

Notice of Annual Meeting

October 24, 2023
Salem, New Hampshire

Guide to Standex’s Proxy Statement

Invitation to 2023 Annual Meeting of Shareholders	3
Notice of Annual Meeting of Shareholders	4
Proposal 1: Election of Directors	9
Proposal 2: Advisory Vote on Executive Compensation	14
Proposal 3: Ratification of Independent Auditors	15
Governance	17
Board Leadership Structure	18
Board Committees	19
Strategy and Risk Oversight	24
ESG Strategy & Risks	25
Other Risk and Governance Matters	30
Director Compensation	32
Director Independence	33
Share Ownership	34
Delinquent Section 16(a) Reports	34
Director & Management Stock Ownership	34
Stock Ownership of Certain Beneficial Owners	35
Compensation Discussion & Analysis	36
Business Highlights	36
Objectives and Principles	37
Components of Executive Compensation	39
Other Compensation Information	50
Basis for Determining Executive Compensation	51
Risk in Compensation Programs	52
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	53
Report of the Compensation Committee	53
Compensation Tables	54
Summary Compensation Table	54
Grants of Plan-Based Awards	57
Outstanding Equity Awards at Fiscal Year End	59
Options Exercised and Stock Vested	60
Pension Benefits	60
NonQualified Deferred Compensation	61
Potential Payments upon Termination or Change in Control	62
CEO Pay Ratio Disclosure	65
Pay Versus Performance	66
Questions & Answers	69
Voting Q&A	69
Communications, Shareholder Proposals & Nominations and Company Documents	70
Helpful Resources	71

Invitation to 2023 Annual Meeting of Shareholders

Tuesday, October 24, 2023

9:00 a.m., local time

Standex International Corporation Corporate Headquarters

23 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079

Dear Shareholder,

We cordially invite you to attend Standex’s Annual Meeting of Shareholders. We hope that you will join me, our Board of Directors, and other shareholders at the meeting. The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain information about the business that will be conducted at the meeting. Following the meeting, I will present information on Standex’s operations and welcome any questions from shareholders.

Your vote is important to us! If you plan on attending the meeting, you may vote your shares in person. If you cannot vote in person, we urge you to vote via your proxy card, over the phone or on the Internet prior to the meeting. Detailed instructions on how to vote are found on page 69.

Thank you in advance for voting your shares, and thank you for your continued support of Standex.

Sincerely, David Dunbar President/CEO Chair, Board of Directors

Standing from left to right: Jeffrey S. Edwards, Michael A. Hickey, Robin J. Davenport, Charles H. Cannon, Jr.,

David Dunbar, and Thomas E. Chorman.

Seated from left to right: B. Joanne Edwards and Thomas J. Hansen.

Notice of Annual Meeting of Shareholders

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Standex International Corporation (the “Company” or “Standex”) will be held on Tuesday, October 24, 2023 at 9:00 a.m., local time, at the Company’s Corporate Headquarters, located at 23 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079.

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Standex, a Delaware corporation, to be voted at the 2023 Annual Meeting and any continuation, adjournment or postponement thereof.

Shareholders of record at the close of business on August 31, 2023 are entitled to vote at the meeting, either in person or by proxy, on the following matters, as well as the transaction of any other business properly presented at the Annual Meeting:

Item 1	Election of Directors: Elect three directors to hold office for three-year terms ending on the date of the annual meeting in 2026;

Item 2	Say on Pay: An advisory vote on the Company’s executive compensation;

Item 3	Ratification of Independent Auditors: Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for FY 2024.

On September 8, 2023, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. We have provided each shareholder with a Notice of Internet Availability of Proxy Materials (the “Notice”), which encourages shareholders to review all proxy materials and our annual report and vote online at www.envisionreports.com/sxi. We believe that reviewing materials online reduces our costs, eliminates surplus printed materials and generally reduces the environmental impact of our Annual Meeting. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote your shares as soon as possible. We encourage you to vote via the Internet, since it is convenient and significantly reduces postage and processing costs. You may also vote via telephone or by mail if you received paper copies of the proxy materials. Instructions regarding the methods of voting are included in the Notice, the proxy card and this Proxy Statement on page 69.

By Order of the Board of Directors,

Alan Glass, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 24, 2023	As permitted by the SEC, the 2023 Notice of Annual Meeting of Shareholders and Proxy Statement and the 2023 Annual Report on Form 10-K are available for review at ir.standex.com by clicking “Financials” and then “Annual Reports.”

Proxy Statement Summary

This summary contains a general overview of this Proxy Statement. It highlights information contained elsewhere in this Proxy Statement and is meant to be used as a quick reference. This summary does NOT contain all of the information that you should consider before voting. You should read the entire Proxy Statement carefully before voting.

2023 Annual Meeting

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation, a Delaware corporation, to be voted at the 2023 Annual Meeting and any continuation, adjournment or postponement thereof.

On September 8, 2023, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. The Notice explains how you may access and review the proxy materials and how you may submit your proxy via the Internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

Agenda and Voting Recommendations

Item	Proposals	Board Vote Recommendation
1	Election of Directors	FOR
2	Advisory Vote on Executive Compensation	FOR
3	Ratification of Auditors	FOR

How to Vote

If you hold shares as of the RECORD DATE (August 31, 2023), you can vote your shares using any of the following methods:

Vote by Internet. Visit www.envisionreports.com/sxi.	Vote by Mail. Complete, sign, date and return your proxy card by mail.
Vote by Telephone. Call toll-free to 1-800-652-VOTE (8683).	Vote in Person. You may attend the Annual Meeting in person and deliver a completed proxy card or vote by ballot.

Internet and telephone voting will be available 24 hours a day, 7 days a week, until 1:00 a.m., Eastern Time, on October 24, 2023. You do not need to return your proxy card if you vote by Internet or telephone.

See page 69 for more details.

2023 Proxy Statement 5

Item 1

Election of Directors

The Board and the Nominating and Corporate Governance Committee believe that the three director nominees possess the necessary qualifications and experiences to provide advice to the Company’s management and effectively oversee the business and the long-term interests of shareholders.

We are asking shareholders to vote to elect three director nominees to hold office until the 2026 annual meeting and until their successors have been elected and qualified. Please see page 9 for more information.

Our Board recommends a vote FOR this Item.

Board Nominees & Continuing Directors

		Years of	Term	Committee Memberships
Name	Age	Tenure	Expiration	A	C	N&CG	I&T
Charles H. Cannon, Jr. Independent Former Executive Chairman and Chief Executive Officer, JBT Corporation	71	19	2023
David Dunbar President and Chief Executive Officer, Standex International Corporation	62	9	2023
Michael A. Hickey Independent Former Executive Vice President and President of Global Institutional, Ecolab, Inc.	62	6	2023
Robin J. Davenport Independent Former Vice President of Corporate Finance, Parker Hannifin Corporation	61	2	2024
Jeffrey S. Edwards* Independent Chairman and Chief Executive Officer, Cooper Standard Holdings, Inc.	61	9	2024
B. Joanne Edwards* Independent Former Senior Vice President and General Manager, Eaton Corporation Plc.	67	5	2024
Thomas E. Chorman Independent Chief Executive Officer, Solar LED Innovations, LLC	69	19	2025
Thomas J. Hansen Lead Independent Director Former Executive Vice Chairman, Illinois Tool Works, Inc.	74	10	2025

* Jeffrey S. Edwards and B. Joanne Edwards are not related.

A Audit Committee N&CG Nominating & Corporate Governance Committee	C Compensation Committee I&T Innovation & Technology Committee	Chair Member

Corporate Governance Highlights

We are committed to strong corporate governance practices, which promote the long-term interests of shareholders, strengthen financial integrity and hold our Board and management accountable. The highlights of our corporate governance practices include the following:

•	All non-employee directors are independent
•	Regular executive sessions of independent directors
•	All Board committees are comprised solely of independent directors
•	Annual board and committee self-evaluations
•	Risk oversight (including cybersecurity) by the full Board and committees
•	Ongoing review of optimal Board composition
•	Independent compensation consultant reports directly to the Compensation Committee
•	Lead Independent Director
•	Corporate Governance Guidelines
•	Stock ownership guidelines for directors and executive officers
•	Policy against hedging and pledging of Company stock
•	SEC compliant clawback policy has been adopted
•	Code of Conduct applies to directors & all employees
•	Annual advisory approval of executive compensation
•	Board and committees may engage outside advisors independently of management
•	Oversight of whistleblower hotline
•	Mandatory Board retirement age
•	Periodic committee chair and membership rotations
•	Oversight of ESG strategy and reporting

6 2023 Proxy Statement

Item 2

Advisory Vote on Executive Compensation

We are asking shareholders to vote on an advisory basis on the compensation paid to our Named Executive Officers as described in the Compensation Discussion and Analysis beginning on page 36 and the Compensation Tables beginning on page 54. Please see page 14 for more information.

Our Board recommends a vote FOR this Item.

At-Risk Compensation Mix

2023 Pay at a Glance

Named Executive Officer	Actual Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
David Dunbar President & CEO	892,597	3,405,266	471,302	164,853	5,098,597
Ademir Sarcevic Vice President, CFO & Treasurer	465,330	799,455	255,564	46,848	1,570,539
Alan Glass Vice President, CLO & Secretary	388,967	536,910	96,789	52,462	1,082,635
Annemarie Bell Chief Human Resources Officer	311,512	225,923	177,054	19,689	734,304
Sean Valashinas Chief Accounting Officer & Assistant Treasurer	275,783	154,791	68,018	18,140	516,731
Paul Burns Former Vice President, Business Development & Strategy	285,088	392,302	-	24,155	881,233
Flavio Maschera Former Chief Innovation & Technology Officer	292,824	245,835	-	1,312,086	1,850,745

Note:

This table provides certain summary compensation information for FY 2023. The Summary Compensation Table and associated footnotes may be found starting on page 54. The items here are from select columns of the Summary Compensation Table and not all items are shown here. The total is as reported in the Summary Compensation Table.

2023 Proxy Statement 7

Item 3

Ratification of Appointment of Deloitte & Touche LLP as Independent Auditors

We are asking shareholders to ratify the selection of Deloitte & Touche LLP as the independent auditors of our consolidated financial statements and our internal controls over financial reporting for FY 2024. Please see page 15 for more information.

Our Board recommends a vote FOR this Item.

Audit

The Audit Committee has approved Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the 2024 fiscal year. Deloitte has served as the Company’s independent auditors since August 26, 2020. During this time, there have been no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. Also, during this time, Deloitte’s reports on the Company’s financial statements did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The following are the aggregate audit and non-audit fees billed to Standex by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for FY 2022 and FY 2023. A full explanation of the types of fees and Deloitte’s role is contained in “Ratification of Independent Auditors” starting on page 15.

Type of Fees	FY 2022 ($)*	FY 2023 ($)*
Audit Fees	1,422,000	1,542,000
Audit-Related Fees	-	15,000
Tax Fees	34,000	28,000
All Other Fees	113,000	2,000
Total Fees	1,569,000	1,587,000

*	Amounts have been rounded to the nearest thousand.

Questions and Answers

Please see “Questions & Answers” starting on page 69 for important information about these proxy materials, voting, the 2023 Annual Meeting, Company documents, communication with the Board and the deadlines to submit shareholder proposals and Director nominees for the 2024 annual meeting of shareholders.

8 2023 Proxy Statement

Item 1

Election of Directors

» What am I voting on?

Shareholders are being asked to elect three director nominees to serve a three-year term.

» Voting recommendation:

FOR the election of each Director nominee. The Board and the Nominating and Corporate Governance Committee believe that the three Director nominees possess the necessary qualifications and experiences to provide advice to the Company’s management and effectively oversee the business and the long-term interests of shareholders.

Our Board currently consists of eight directors. We have three classes of directors, with each class being as equal in size as possible. The term of each class is three years and class terms expire on a rolling basis, so that one class of directors is elected each year.

The three director nominees, Charles H. Cannon, Jr., David Dunbar and Michael A. Hickey, are current Class II members of the Board. Their term is set to expire at the 2023 Annual Meeting. The Board believes that Mr. Cannon, Mr. Dunbar and Mr. Hickey possess the skills, abilities and experience to continue serving as directors and has nominated them to serve on the Board for an additional three-year term, to expire at the 2026 annual meeting.

The Board recommends that shareholders elect Mr. Cannon, Mr. Dunbar and Mr. Hickey as Class II directors for a three-year term expiring at the 2026 annual meeting.

Board of Directors Membership Criteria

The Board and the Nominating and Corporate Governance Committee believe that there are general qualifications that all directors must exhibit and other key qualifications and experiences that should be represented on the Board as a whole, but not necessarily by each individual director.

Qualifications Required of All Directors

The Board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field, and be able to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple global cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition, potential director candidates are interviewed to assess intangible qualities, including the individual’s ability to engage in constructive deliberations, by asking difficult questions, working collaboratively, and respecting differing views of other Board members.

Our Consideration of Diversity

Diversity of Board membership is important, because a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process and enhances overall culture in the boardroom.

In evaluating candidates for Board membership, the Board and the Nominating and Corporate Governance Committee consider many factors based on the specific needs of the business and what is in the best interests of the Company’s shareholders. This includes diversity of professional experience, race, ethnicity, gender, age and cultural background. In addition, the Board and the Nominating and Corporate Governance Committee focus on how the experiences and skill sets of each director complement those of fellow directors to create a balanced Board with diverse viewpoints and deep expertise.

2023 Proxy Statement 9

Board Composition & Refreshment

The Board regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board. On an annual basis, the Board reviews each director’s skills and assesses whether there are gaps that need to be filled. As a result, recruitment is an ongoing activity. A snapshot of our directors’ skills, including director nominees, is below, while the full skills matrix can be found under “Board Self-Assessment & Skills Matrix” on page 22.

The Board aims to strike a balance between the experience that comes from long-term service on the Board with the new perspective that new Board members bring, while being sensitive to the benefits of gender and racial diversity. The Board also has a mandatory retirement policy, under which no director may stand for re-election if he or she has reached the age of 75. We believe this balanced approach creates a renewed perspective that is beneficial to shareholders. Please refer to “Identifying and Evaluating Candidates for Board Membership” on page 23 for further information.

Snapshot of 2023 Director Nominees and Continuing Directors

Demographics

10 2023 Proxy Statement

2023 Director Nominees

The following is biographical information for each director nominee and each continuing director. The information includes names, ages, principal occupations for at least the past five years, the year in which each director joined our Board and certain other information. The information is current as of September 8, 2023, except for each director’s age, which is current as of October 24, 2023.

Class II Directors - Term Expiring 2023:

2023 Proxy Statement 11

Required Vote & Recommendation

Our By-Laws require that, in an uncontested election, each director be elected by a majority of the votes cast. A majority of votes cast means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. Shareholders that either mark “ABSTAIN” on the proxy card or otherwise abstain from voting will not be counted as either “FOR” or “AGAINST.” Broker non-votes will not be counted as either “FOR” or “AGAINST.”

In the event that there is a contested election, each director will be elected by a plurality of the votes cast, which means the directors receiving the largest number of “FOR” votes will be elected to the open positions.

In the event that any nominee becomes unavailable, the Board may either choose a substitute or postpone filling the vacancy until a qualified candidate is identified. If there is a substitute, the individuals acting under your proxy may vote for the election of a substitute. The nominees have indicated their willingness to serve as directors and we have no reason to believe that either nominee will become unavailable.

The Board of Directors recommends that you vote “FOR” the election of each nominee.

Continuing Directors

Class I Directors - Term Expiring 2024:

12 2023 Proxy Statement

Class III Directors - Term Expiring 2025:

2023 Proxy Statement 13

Item 2

Advisory Vote on Executive Compensation

» What am I voting on?
We are asking shareholders to vote on an advisory basis on the compensation paid to our named executive officers as described in this Proxy Statement.

» Voting recommendation:
FOR the say-on-pay proposal

At each annual meeting, the Board provides shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers. Please see the “Summary Compensation Table” starting on page 54 for full details. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the total compensation paid to our named executive officers. This advisory vote does not address any specific element of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as detailed in the “Compensation Discussion & Analysis” starting on page 36.

Although this vote is non-binding, the Board values the opinions of the Company’s shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

As described in more detail in the Compensation Discussion and Analysis (“CD&A”) section, we have designed our executive compensation programs to align the long-term interests of our executives with those of our shareholders, attract and retain talented individuals and reward current performance. A large portion of the compensation is tied to the Company’s performance and is paid in both performance and time-based equity. This closely aligns both the short-term and long-term interests of our executives with those of shareholders and drives the creation of shareholder value.

We encourage shareholders to review the CD&A, which describes our philosophy and business strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered.

Required Vote & Recommendation

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non- votes will not be considered to have voted on this proposal, so will have no effect on the outcome.

The advisory vote on executive compensation is non-binding, therefore, our Board will not be obligated to take any compensation actions or adjust our executive compensation programs or policies as a result of the vote. Notwithstanding, the resolution will be considered passed with the affirmative vote of the majority of the votes cast at the Annual Meeting.

The Board recommends that you vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

14 2023 Proxy Statement

Item 3

Ratification of Independent Auditors

» What am I voting on?
We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as the independent auditors of our consolidated financial statements and our internal controls over financial reporting for FY 2024.

» Voting recommendation:
FOR the ratification of the Audit Committee’s selection of Deloitte & Touche LLP

The Audit Committee has approved Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the 2024 fiscal year. Deloitte was appointed on August 26, 2020. The Company did not engage Deloitte at any time during the two years before the appointment for any accounting-related matter. In the time since Deloitte’s appointment, Deloitte’s reports on the Company’s financial statements did not contain any adverse opinion or a disclaimer of opinion, nor was Deloitte’s opinion qualified or modified as to uncertainty, audit scope or accounting principles.

We are asking our shareholders to ratify the appointment of Deloitte as our independent auditors. Although shareholder ratification is not required, the Board is submitting the proposal because we value our shareholders’ views on the Company’s independent auditors and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will investigate the reasons and consider selecting a different firm. Even if the selection is ratified, the Audit Committee may select different independent auditors at any time during the year if it determines such a change would be in the best interests of the Company and its shareholders.

A representative from Deloitte will be available at the Annual Meeting to, as requested, make a statement, speak with shareholders or respond to appropriate questions.

Pre-Approval Policy

All services performed in FY 2023 were pre-approved by the Audit Committee in accordance with the Audit Committee’s charter. The pre-approval policy requires the independent auditors to submit an itemization of the services to be provided and fees to be incurred during the fiscal year. The Audit Committee approves the scope and timing of the external audit plan and focuses on any matters that may affect the scope of the audit or the independence of the independent auditor. In that regard, the Audit Committee receives certain representations from the independent auditors regarding its independence and the permissibility, under the applicable laws and regulations, of any services provided.

Once the initial audit plan has been approved, any requests for additional services or fees must be submitted to the Audit Committee for approval. These additional services may not commence until the Audit Committee reviews and approves the request.

These requests for approval are normally evaluated during regularly scheduled Audit Committee meetings. However, if a request is submitted between meeting times, the Chair of the Audit Committee may approve the request pursuant to a delegation of authority. For the Chair of the Audit Committee, the approval authority is limited to services valued at less than $100,000. Any requests for services exceeding $100,000 must be approved by the full Audit Committee. If the Chair has exercised their approval authority, they must disclose all approval determinations to the full Audit Committee at the next regularly scheduled meeting.

Relationship with Independent Registered Public Accounting Firm

The Audit Committee reviews all relationships between the independent auditor and the Company, including the provision of non-audit services. Deloitte has provided limited non-audit services to the Company related to tax compliance, tax advisory and transaction due diligence services.

The Audit Committee considered the effect of Deloitte’s non-audit services in assessing its independence. After discussion with Company management and Deloitte, the Audit Committee concluded that the provision of these services was permitted under the rules and regulations concerning auditor independence.

2023 Proxy Statement 15

Independent Auditor’s Fees

The following table summarizes the aggregate fees for audit and non-audit services incurred by the Company. The Audit Committee pre-approved all of these audit and non-audit fees in accordance with the pre-approval policy described above.

Type of Fees	FY 2022 ($)*	FY 2023 ($)*	Description
Audit Fees	1,422,000	1,542,000

Fees for audit services performed during FY 2022 and FY 2023 relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting; the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q; and statutory audits required by foreign jurisdictions.

Audit-Related Fees	-	15,000	Fees for audit-related services in FY 2023 were for review of an SEC Comment Letter.
Tax Fees	34,000	28,000

Fees for tax services during FY 2022 and FY 2023 consisted of fees billed for permissible professional services performed by Deloitte Tax LLP and its global member firm affiliates, an affiliate of Deloitte, for tax compliance, planning and advice.

All Other Fees	113,000	2,000	All other fees for FY 2022 related to transaction diligence services. All other fees for FY 2023 are for a subscription to an accounting research tool used for accounting and financial disclosures.
Total Fees	1,569,000	1,587,000

*	Amounts have been rounded to the nearest thousand.

Required Vote & Recommendation

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non- votes will be considered as a vote “FOR” this proposal.

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2024 fiscal year.

16 2023 Proxy Statement

Governance

The purpose of corporate governance is to ensure that we maximize shareholder value consistent with a business model of integrity, ethical practices and compliance with all applicable law.

As part of its duties to the Company, the Board monitors and oversees the proper safeguarding of the assets of the Company, the maintenance of appropriate financial and other internal controls and the Company’s compliance with applicable laws and regulations. Additionally, the Board monitors and oversees the governance practices of the CEO and senior management.

In order to serve the best interests of shareholders while carrying out its purpose, the Board has established internal guidelines— the Corporate Governance Guidelines — designed to promote effective oversight of the Company’s governance program and principles, beginning with the Board itself. You can access these materials by going to ir.standex.com and clicking on “Governance.” See page 71 for instructions on receiving copies of our corporate governance materials.

Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of our shareholders, strengthens Board and management accountability and helps build public trust in Standex.

Board Practices

►   All non-employee directors are independent

►   Regular executive sessions of independent directors

►   All Board committees are comprised solely of independent directors

►   Annual Board and committee self-evaluations

►   Risk oversight (including cybersecurity) by the full Board and committees

►   Ongoing review of optimal Board composition

►   Independent compensation consultant reports directly to the compensation committee

►   Lead Independent Director

►   Corporate Governance Guidelines

►   Stock ownership guidelines for directors and executive officers

►   Policy against hedging and pledging of Company stock

►   SEC compliant clawback policy has been adopted

►   Code of Conduct applies to directors and all employees

►   Annual advisory approval of executive compensation

►   Board and committees may engage outside advisors independently of management

►   Oversight of whistleblower hotline

►   Mandatory Board retirement age

►   Periodic committee chair and membership rotations

►   Oversight of ESG strategy and reporting

Key Governance Materials
► Certificate of Incorporation ► By-Laws ► Corporate Governance Guidelines ► Insider Trading Policy ► Clawback Policy	► Charter for each Board committee ► Code of Conduct ► Code of Ethics for Senior Financial Management ► Anti-Hedging and Anti-Pledging Policy

You can access these materials by going to ir.standex.com and clicking on “Governance.” See page 71 for instructions on receiving copies of these corporate governance materials.

The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference into any of our other filings with the SEC.

2023 Proxy Statement 17

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure in order to best serve shareholders’ interests. To ensure an efficient and high-functioning board, in 2016, the Board elected our President and CEO, David Dunbar, to serve as Chair of the Board. In its determination that Mr. Dunbar should serve in this role, our Board examined several factors and believed that Board independence and management oversight were effectively maintained through the Board’s composition of independent directors, the committee system and a seasoned and engaged Lead Independent Director. A combined CEO and Chair role serves as an effective bridge between the Board and senior management and also provides strong unified leadership of the Company.

Optimal Board leadership structure may change as circumstances warrant. The Board reviews its determination annually in accordance with the Corporate Governance Guidelines. This annual review allows the Board to maintain flexibility and promote the execution of the Company’s strategy, the independent oversight of senior management and the best interests of shareholders. In the event the Board determines that a different leadership structure is in the best interests of the Company and its shareholders, the Board will consider a change.

Within the Board leadership structure are three distinct roles with specific duties and responsibilities. These duties and responsibilities are described below and are set forth in the Company’s By-Laws and Corporate Governance Guidelines.

Chair of the Board

►	Presides over meetings of the Board.
►	Presides over meetings of shareholders.
►	Consults and advises the Board and its committees on the business and affairs of the Company.
►	Performs such other duties as may be assigned by the Board.

Chief Executive Officer

►	In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board.

Lead Independent Director

►	Presides at all meetings of the Board at which the Chair of the Board is not present, including all executive sessions of independent directors.
►	Encourages and facilitates active participation of all directors.
►	Serves as a liaison between the independent directors and the Chair of the Board on particular issues brought up by independent directors.
►	Calls and leads the executive sessions of independent directors.
►	Leads the Board discussions regarding the CEO’s annual evaluation and succession planning.
►	Provides feedback on information flow from management to the Board.
►	Available to advise committee chairs in fulfilling their designated roles and responsibilities.
►	Available for consultation and communication with shareholders, where appropriate and upon reasonable request.
►	Performs such other functions as the Board or other directors may request.

18 2023 Proxy Statement

Board Committees

The Board maintains four Committees:

Audit	Compensation	Nominating & Corporate Governance	Innovation & Technology

Only independent directors are eligible to serve on the Audit, Compensation and Nominating & Corporate Governance (“N&CG”) Committees. Each committee is governed by a written charter. To view the charters of these committees, please go to ir.standex.com, click on “Governance,” then “Committee Charters.”

During FY 2023, the Board formally created the Innovation & Technology Committee.

Meeting Attendance

Under our Corporate Governance Guidelines, directors have a duty to attend, whenever possible, all Board and committee meetings for committees on which the director serves. The Board held 6 meetings in FY 2023, while the committees of the Board held a total of 17 meetings. Each director attended at least 75 % of the meetings of the Board and each of the committees on which such director served during FY 2023. All Board members attended the Company’s 2022 annual meeting of shareholders. The Company anticipates that all of the Board members will attend the 2023 Annual Meeting.

Committee Structure and Membership

Our Board designates Committee members and Chairs based on the N&CG Committee recommendations.

The N&CG Committee recommended, and the Board approved, that all committee chairs and committee membership be periodically realigned in order to maintain a fresh perspective for each committee.

For FY 2023, new chairs were appointed for each of the committees: Ms. Davenport (Audit); Mr. Hickey (Compensation); Ms. Edwards (N&CG); and Mr. Chorman (Innovation & Technology). Committee membership was also realigned.

The following table shows the composition of each committee for FY 2023:

Committee Memberships
Name	A	C	N&CG	I&T
David Dunbar
Charles H. Cannon, Jr. Independent
Thomas E. Chorman Independent
Robin J. Davenport Independent
B. Joanne Edwards Independent
Jeffrey S. Edwards Independent
Thomas J. Hansen Independent
Michael A. Hickey Independent

A Audit Committee	C Compensation Committee	Chair
N&CG Nominating & Corporate Governance Committee	I&T Innovation & Technology Committee	Member

2023 Proxy Statement 19

Audit Committee
2023 Members:
Robin J. Davenport (Chair)	Charles H. Cannon, Jr. Thomas E. Chorman Thomas J. Hansen	Independence: [1] 4 out of 4	Meetings held in 2023: 4

Key Responsibilities

►	Appointing, compensating, evaluating, retaining or terminating, as well as overseeing the independent auditors;
►	Reviewing matters pertaining to auditor independence and the provision of non-audit services;
►	Resolving disagreements between senior management and the independent auditors regarding financial reporting;
►	Reviewing and assessing the Company’s financial and accounting policies and procedures as well as the quality and accuracy of annual and quarterly financial statements;
►	Monitoring the establishment, maintenance and evaluation of the disclosure controls and procedures required by the SEC;
►	Reviewing programs instituted by the Company’s Internal Audit Department;
►	Reviewing identified risks and the mitigation measures taken by senior management;
►	Reviewing the CLO’s reports relating to litigation and compliance;
►	Overseeing the whistleblower procedures for reporting questionable accounting and audit practices and other matters that may be reported through the whistleblower hotline; and
►	Overseeing the integrity of metrics in the Company’s ESG program.

1

The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert under SEC rules and has accounting or related financial management expertise and is financially literate for purposes of the NYSE corporate governance listing standards. The Board has also determined that each member of the Audit Committee meets the independence standards set forth in the SEC rules and required by the NYSE.

Report of the Audit Committee

The Company’s internal controls and financial reporting are a multi-faceted undertaking, monitored and overseen by the Audit Committee. The Company’s management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and reporting on the Company financial statements’ conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee all of these processes on behalf of the Board. This responsibility includes engaging the independent auditors, pre-approving their annual audit plan and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte. The Audit Committee has also reviewed management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and Deloitte’s evaluation of these controls. The Audit Committee further discussed matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Deloitte has provided to the Audit Committee the written disclosures and the letter required by the PCAOB and has discussed with the Audit Committee its independence from the Company and Company management. Finally, the Audit Committee considered whether Deloitte’s provision of non-audit services to the Company was compatible with maintaining its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023 which was filed with the SEC on August 4, 2023.

Robin J. Davenport, Chair	Charles H. Cannon, Jr.	Thomas E. Chorman	Thomas J. Hansen

20 2023 Proxy Statement

Compensation Committee
2023 Members:
Michael A. Hickey (Chair) Robin J. Davenport	B. Joanne Edwards Jeffrey Edwards	Independence: [1] 4 out of 4	Meetings held in 2023: 5

Key Responsibilities

►	Retaining or terminating compensation consultants;
►	Reviewing and approving corporate goals and objectives regarding CEO compensation;
►	Recommending salary structures and compensation plans to the Board;
►	Reviewing and approving performance and operating goals under incentive plans for senior management;
►	Reviewing and approving senior management’s employment agreements, severance agreements and CIC agreements;
►	Recommending changes to non-employee director compensation to the Board;
►	Reviewing management’s Compensation Discussion and Analysis to be included in the Proxy Statement; and
►	Reviewing the results of the say-on-pay resolution and other input received from our shareholders on compensation practices.

1	The Board has determined that each member of the Compensation Committee meets the independence standards set forth in the SEC rules and required by the NYSE

Under our long-term incentive plans, the Compensation Committee may delegate some decision-making authority regarding awards to the CEO. This authority is limited to granting and approving awards for designated individuals, as long as such individuals are not officers of the Company, as determined by the Board, or directly report to the CEO. Currently, the Compensation Committee has delegated authority to Mr. Dunbar to grant such awards subject to a pool limit authorized by the Committee. The Compensation Committee has not delegated any of its other authority to any individual.

The report of the Compensation Committee can be found on page 53 at the end of the Compensation Discussion & Analysis.

Nominating & Corporate Governance Committee
2023 Members:
B. Joanne Edwards (Chair) Charles H. Cannon, Jr.	Thomas E. Chorman Jeffrey S. Edwards Michael A. Hickey	Independence: 5 out of 5	Meetings held in 2023: 4

Key Responsibilities

►	Drafting and reviewing the Corporate Governance Charter, Corporate Governance Guidelines and each committee charter;
►	Monitoring all charters’ compliance with laws, rules and regulations and recommending changes as appropriate;
►	Reviewing the Company’s policies and procedures for compliance with the Company’s Code of Conduct and Code of Ethics for Senior Financial Management;
►	Evaluating Board and committee memberships;
►	Selecting and recommending candidates for Board membership;
►	Retaining or terminating search firms to identify candidates for Board membership;
►	Establishing and leading the Board performance review process to measure the effectiveness of the Board, its committees and the individual directors; and
►	Overseeing the Company’s ESG strategy and monitoring the execution.

2023 Proxy Statement 21

Report of the Nominating & Corporate Governance Committee

The duties and responsibilities of the Nominating and Corporate Governance Committee are broad. The N&CG Committee operates pursuant to the Corporate Governance Charter. In fulfilling the responsibilities and duties contained therein, the N&CG Committee actively reviews all Board principles, guidelines and charters. The N&CG Committee also maintains responsibility for overseeing senior management’s compliance with the Code of Conduct and Code of Ethics for Senior Financial Management. The N&CG Committee further identifies and evaluates candidates for Board membership, evaluates Board committee membership and recommends Company employees for election to Company officer roles. The N&CG Committee is also responsible for overseeing the Company’s ESG strategy. Lastly, the N&CG Committee establishes and maintains a Board performance review process and recommends changes to the Board based on the review.

Board Self-Assessment & Skills Matrix

The N&CG Committee has developed and implemented a prescribed self-evaluation process to assess the configuration and enhance the functionality of the Board and each of its committees. This process identifies current Board members’ attributes, expertise and experiences and creates a skills matrix, which is used to identify areas of improvement within Board structure and committee configuration. The self-evaluation is instrumental in evaluating the future needs of the Board in relation to the Company’s strategic goals and identifying the qualifications that a future candidate should have to aid in the achievement of those strategic goals. The matrix shown below details the skills that are evaluated, a description of those skills and how many Board members and nominees are proficient in a particular skill.

Public Company Senior Leadership	Industry & Market Knowledge
Provides the corporation with unique insights on developing talent, a productive work culture, and strategy in solving problems in large, complex organizations	Provides relevant understanding of our business, strategy, and marketplace dynamics
8 out of 8	7 out of 8

Public Company Governance	Manufacturing & Operations
Ensures compliance with laws and regulations and delivers quality improvement and business performance	Ensures the corporation functions at the highest level of efficiency possible and ensures optimal processes are used in creation of our products
7 out of 8	8 out of 8

International Business	Financial & Capital Allocation
Cultivates and sustains business and government relationships internationally and provides oversight of our multinational operations	Oversees accurate financial reporting, informed decision making on value-adding initiative, and robust auditing
8 out of 8	7 out of 8

Business Strategy	Innovation & Technology
Develops and oversees the embedding of a strong customer focused culture in large complex organizations and a demonstrable commitment to achieving customer outcomes	Furthers our commitment to having a culture that encourages innovative ideas that are translated into development of new and advanced technologies
8 out of 8	7 out of 8

Mergers & Acquisitions	ESG & Risk Management
Strategically pursuing complementary acquisitions and joint ventures that enhance our customer base, geographic penetration, scale and technology	Risk management frameworks and controls that set risk appetites, identify and provide oversight of key business risk (financial and non-financial) and emerging risks
8 out of 8	8 out of 8

22 2023 Proxy Statement

Identifying and Evaluating Candidates for Board Membership

The N&CG Committee is responsible for recommending candidates for Board membership when the N&CG Committee has identified a need to add new members or when there is a vacancy. Rather than establishing minimum qualifications, the N&CG Committee strives to find candidates whose skills complement the needs presented by the global, multi-sector, engineered manufacturing operations of the Company and whose skills include analytical financial expertise and strategic planning. Candidates must also possess characteristics, such as integrity and sound judgment, that would enable the Board to function cohesively and effectively. The N&CG Committee also evaluates whether a particular candidate has the capacity and desire to make a significant time commitment to serving on the Board. Finally, the Committee focuses on prioritizing the identification of candidates with gender, ethnic and racial diversity who will lend nuanced perspectives to Board discussions.

To identify such candidates, the N&CG Committee has the authority to retain a third-party search firm and to consider suggestions from directors, shareholders and management. The N&CG Committee ensures that the pool of candidates reflects a range of professional experience and expertise as well as diversity of gender, race and ethnicity by instructing the search firm to seek out and present diverse candidates who may expand the perspectives of the Board. The N&CG Committee views diversity expansively and considers depth and breadth of relevant business experience, leadership performance and strategic acumen alongside other immutable characteristics that a candidate may possess.

The N&CG Committee reviews and evaluates each candidate by taking into account all available information concerning the candidate. All candidates, whether identified by a third-party search firm, the directors, management or shareholders, are evaluated based on the same criteria. The candidates must also fit within the existing composition of the Board to be recommended to the Board as a prospective nominee.

Shareholders may submit recommendations for future candidates by notifying the N&CG Committee, in writing, and shareholders may submit direct nominations for inclusion in the Company’s Proxy Statement using the processes described under “How Can I Submit a Shareholder Proposal or Director Nomination?” on page 70. Please attach any appropriate supporting materials.

B. Joanne Edwards, Chair	Charles H. Cannon, Jr.	Thomas E. Chorman	Jeffrey S. Edwards	Michael A. Hickey

Innovation & Technology Committee
2023 Members:
Thomas E. Chorman (Chair)	Michael A. Hickey	Independence: 2 out of 2	Meetings held in 2023: 4

Key Responsibilities

►	Reviewing, advising and providing oversight on the strategic plan for technology and innovation;
►	Liaising with senior management regarding significant growth opportunities;
►	Evaluating the risks and opportunities associated with proposed material investments in innovation and technology;
►	Assessing the impact of significant innovation and new technology projects on business, growth prospects and strategy;
►	Advising, monitoring, assessing and making recommendations on technology partnerships, joint ventures and collaborations; and
►	Advising and making recommendations regarding potential M&A transactions that center around key innovations, opportunities or gaps in the technology portfolio.

2023 Proxy Statement 23

Strategy and Risk Oversight

The key responsibilities of the Board, as a whole, include oversight of business strategy; oversight of risk management; oversight of ESG strategy and initiatives; oversight of cybersecurity; oversight of human capital management; and oversight of compliance.

Oversight of Strategy

Oversight of the Company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process - one that involves constant assessment to ensure that Company performance in the short and long term are consistent with creating and maximizing shareholder value. The Company’s management, on the other hand, is tasked with executing the business strategy. The Board receives regular updates and actively engages with senior management to monitor execution of the business strategy.

Oversight of Business Risks

The CEO and other members of senior management are primarily responsible for managing the risks the Company faces. The Board’s responsibility regarding risk management is to oversee the Company’s risk management policies and procedures and provide guidance on the overall effectiveness of these policies and procedures. To fulfill this responsibility, the Audit Committee receives reports, on a quarterly basis, regarding the risks that have been identified and the measures that are being taken. Additionally, the Audit Committee receives reports on a regularly scheduled quarterly basis, presented by our Corporate Governance Officer and our Chief Legal Officer regarding material litigation, legal loss contingencies and calls received on our whistleblower hotline. The Board is regularly informed through the Audit Committee’s reports and through direct communications from senior management.

The Board and each committee’s risk oversight roles, as provided in their respective charters, are evaluated on a period basis to determine whether the risk oversight responsibilities are being discharged effectively. With the addition of the Innovation & Technology Committee at the beginning of FY 2023, that committee assumed responsibility for overseeing risks associated with investments in new technology and innovation. With this enhancement, the Board believes that the allocation of risk oversight among its committees remains appropriate and enables the Board to discharge its risk oversight responsibilities effectively. For a description of risk factors facing the Company, see the Annual Report on Form 10-K, filed on August 4, 2023, under the Part I Section entitled “Item IA. Risk Factors.”

Enterprise Risk Management Program

Our Enterprise Risk Management process is a cooperate process involving the legal, internal audit and risk management departments, along with the CFO and other members of senior management. Risks are assessed and categorized in order to put in place appropriate mitigation plans. Risk factors are reviewed and rated according to their likelihood of occurrence, financial and intangible impact if occurrence took place, and velocity (how quickly the risk could affect the business). Mitigation plans are developed for the top identified risks. These risk assessments and mitigation plans are presented annually to the full Board for review and discussion.

24 2023 Proxy Statement

ESG Strategy & Risks

We have formalized responsibility for oversight of our ESG program with two of our Board committees. Our Board’s N&CG Committee maintains responsibility for oversight of our ESG strategy, while the Audit Committee is responsible for oversight of the integrity of those ESG related metrics that we publicly disclose. Both of these committees provide pertinent updates to the full Board.

A management-level ESG Council has responsibility for implementing the Company’s ESG strategy and reporting on its effectiveness and accomplishments. The Chair of this ESG Council provides an update to the N&CG Committee at each of its regularly scheduled meetings, while the Company’s internal audit function reports to the Audit Committee on processes for auditing the integrity of ESG disclosures.

The information contained herein outlines our approach to ESG and also highlights some of the key facets of our ESG programs. Additional information can also be found on our website at www.standex.com, by clicking on “Sustainability.”

Responsible Business Practices

We conduct our business fairly and ethically and in a manner consistent with all applicable legal and industry code requirements. Strict compliance, high standards of ethical conduct and a strong values-based corporate culture define how we operate in our work environment, business practices and relationships with external stakeholders.

Human Rights

Standex is committed to high standards of integrity, ethics and sustainability throughout our operations and supply chain. We support human rights, labor rights and anti-slavery in our own operations and within our supply chain. We are committed to respecting all internationally recognized human rights standards, including the rights and principles set out in the UN Universal Declaration of Human Rights and the ILO Declaration on Fundamental Principles and Rights at Work. Our Supplier Code of Conduct explicitly requires all suppliers who currently do business with us, or seek to do business with us, to not engage in any activities that violate human rights or labor rights.

Our Human Rights Policy and Supplier Code of Conduct can be found at: ir.standex.com/policies.

Anti-Corruption

Standex conducts business honestly, fairly, ethically, free from corruption and in a manner consistent with all applicable legal and industry standards. We do not engage in or tolerate bribery or corruption of any kind. We require our employees, suppliers and other business partners to comply with all applicable anti-bribery and anti-corruption laws through our Code of Conduct, Supplier Code of Conduct and our Gifts & Gratuities Policy. We also regularly employ compliance training on these topics to ensure our employees are aware of prohibited practices and the legal requirements.

Political Activities & Lobbying

Our Code of Conduct prohibits the use of company funds, assets, property or personnel to contribute to or support political campaigns. Standex, as a company, generally does not engage in any political lobbying. Standex is, however, a member of the various organizations, such as the National Association of Manufacturers, which does periodically lobby in the interests of its members as a whole.

Community Outreach

Standex CARES is the Company’s community partnership program, which provides our employees the opportunity for service leadership and engagement. CARES stands for Connect, Act, Reach, Engage and Serve. In our vision statement, we commit to “encourage a culture of giving that is a way of life at Standex, extending beyond the walls of our facilities through engagement in our communities and dedicated partnerships that reflect the spirit of our employees.” We execute this vision through our mission statement, in which we “pledge to support local programs that benefit our communities through the four key areas of education, workforce readiness, humanitarian relief, and community engagement to improve the lives of people in our communities.”

2023 Proxy Statement 25

Environment, Sustainability & Climate

We share the same world, and it is our priority to bring sustainable practices to our business operations. We are continuing our evolution to improve recycling, increase energy efficiency, reduce waste and improve processes. We are actively seeking, and using, alternatives to critical mineral raw materials that are mined, and we continuously monitor our supply chain to ensure transparent and ethical sourcing.

In FY 2022, we began measuring, on a global basis, the following metrics in order to set a baseline against which improvement can be measured:

►	Electricity consumption
►	Natural gas consumption
►	Heating oil consumption
►	Solid waste generation
►	Recycling
►	Water consumption
►	Waste water disposal

In FY 2023, we set reduction targets for the foregoing metrics.

For more information, please see: standex.com/environment/.

Climate

We believe that focused and sustained action is required to address climate change and its implications. We recognize that climate change poses risks to businesses, industries, and broader society. As part of our commitment to operate sustainably, we are taking action to understand climate-related risks and opportunities. We have embedded climate change risks into our Enterprise Risk Management process, and both risks and opportunities into our business strategy planning process at all of our divisions. We have also incorporated energy and waste reduction into the strategic goals for key operations leaders.

During FY 2023, we completed analysis of our Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions globally, and we are working toward the adoption of science based GHG reduction targets.

We are mindful that the transition to a low carbon global economy will require deep collaboration at many levels. We will continue to collaborate with our customers, suppliers and partners to find innovative approaches to minimizing the collective impact we have on the environment.

Responsible Sourcing

Standex is committed to high standards of integrity, ethics, and sustainability throughout our supply chain. To this end, we have been evolving a robust responsible sourcing initiative. The critical components to this initiative include our Supplier Code of Conduct, our Conflict Minerals Program, and the work of our Responsible Sourcing Council.

26 2023 Proxy Statement

Cybersecurity & Data Privacy

Cybersecurity

Protecting our digital assets and the security of our information systems is a top priority for us. Historically, the nature and scope of our IT applications and systems was almost as diverse as the array of companies that comprised the Standex portfolio. With our transformation into a more focused, high performance operating company over the past several years, we have been rationalizing and standardizing our approach to IT. As a critical component of this effort, we have improved and continue to enhance our IT security controls and protocols.

While management has oversight of cybersecurity execution, the Board and the Audit Committee regularly oversee the general cybersecurity strategy and the efficacy of IT controls. The Director of IT, Security and Compliance is responsible for ensuring the effectiveness of access and security controls, the deployment and use of effective security tools, applications and policies and the training of all employees on applicable IT policies and procedures. The Director of IT, Security and Compliance periodically presents to the Board on the status of and plans for IT security.

In FY 2022, we enhanced our cybersecurity training for all employees with computer access. We have also periodically launched targeted e-mails simulating phishing attacks to educate our employees and address potential vulnerabilities. We also implemented managed endpoint detection and response.

In FY 2023, we continued our focus on cybersecurity training and made further enhancements to our privileged permissions management.

Data Privacy

We value the right to privacy of our employees, customers and business partners. We are committed to protecting the information we receive by collecting, processing, storing, transmitting and using the data in a lawful manner, consistent with legitimate business reasons. Our employees undergo continuous training on data privacy. Business risks and opportunities related to data privacy and cybersecurity are evaluated annually as part of our Enterprise Risk Management process.

2023 Proxy Statement 27

Human Capital Management

Culture & Employee Engagement

Standex is committed to creating and sustaining a culture built on mutual respect, inclusion, trust and transparency where employees feel valued and supported for the unique people they are, the skills and experiences they bring to the table and the contributions they make. We believe building a great culture is the foundation for cultivating successful relationships with our employees, customers, shareholders and communities.

On an annual basis, Standex engages with a third party to conduct a global culture survey in which all employees can participate. Results from the survey provide the Company with employee feedback that is used to define, develop and measure culture actioning plans at the Corporate, Business Segment and site level. Our culture survey process helps us attract, retain and develop talent, instill a continuous improvement mindset and discipline across the Company; develop processes and systems that facilitate and support achievement of our strategic goals and objectives; and cultivate a working environment where our employees feel valued and have opportunities to grow and contribute.

In FY 2023, the annual Culture Survey was sent to all 4,000 of our employees in seventeen languages. There was an 82% response rate, representing an 8% increase from FY 2022, with a total of 9,300 responsive comments.

The results of the Culture Survey were evaluated at the Company, business, region and site location level and were assessed against an external aspirational benchmark. In the spirit of transparency and continuous improvement, Company level results were shared during the Company’s Q3 All Employee Webcast and on the Company's internal intranet, and business segment results were shared with those segment employees.

The Company has initiated two concurrent tracks of actioning relative to addressing opportunities for improvement. The “centralized” track focused on actioning the top areas of greatest organizational impact for the Company, initiated by the senior leadership team of Standex, inclusive of corporate officers and business segment presidents. This process included incorporating areas of focus into the Company’s FY 2023 Corporate Strategic Goals. The “local” track focused on business segments, functions and sites independently actioning the top areas of greatest impact unique to their specific survey results.

All business segments were required to develop an actioning plan to focus on priority opportunities for improvement specific to their business and to each facility. Progress against goals is reviewed during the Company’s formal quarterly business reviews.

Succession Planning & Talent Development

The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for our CEO and other members of senior management. To this end, the Board undergoes an annual review process with the CEO and senior management to develop, evaluate and make adjustments to succession plans.

Our talent strategy is focused on attracting and retaining the best talent, recognizing individual and team contributions and investing in the ongoing development of our employees at all levels and at every stage of their careers. We are an organization that values continuous learning and personal development.

In furtherance of the foregoing, we maintain a formal management development program pursuant to which we deliver customized in person training courses to high potential employees. In FY 2023, the curriculum was expanded and delivered to our L3 and L4 managers (direct reports of business segment leadership teams) in North America and Europe. All of our employees also undergo annual performance management and development reviews.

28 2023 Proxy Statement

Diversity, Equity & Inclusion

We are committed to ensuring that Diversity, Equity and Inclusion (“DE&I”) is a top priority across our global organization. For us, DE&I begins first with valuing every employee for the unique individual they are and the skills and experiences they bring to Standex. We strive to create an environment where people feel welcomed and appreciated for the contributions they make every day. We prohibit any form of discrimination, harassment or intolerance and we train employees to understand and recognize these issues. We have policies and processes to address reports of such behavior, including an anonymous hotline managed by an external third party, which reports to our Corporate Governance Officer.

We maintain an Inclusion Advisory Council (“IAC”) to function as a collective advisor to the senior leadership team, the business unit leadership teams and the global human resources community, with a primary focus on identifying goals and actions to increase inclusivity and continue building a listening culture. The IAC consists of employees, at all levels, from every reporting business segment, from all over the globe and from a variety of functional areas (corporate, finance, human resources, management, and production). In FY 2023, the IAC started the Company's first Employee Resource Group (“ERG”), the Women and Leadership ERG. This ERG has executive sponsorship by our Scientific segment President and consists of approximately 50 women and allies at all levels from all over the globe. The goal of starting voluntary, employee-led ERGs at Standex is to foster a diverse, inclusive workplace and build a sense of community.

Employee Wellbeing

We view employee wellbeing as a key component of a strong corporate culture. Our programs have historically included free smoking cessation programs, on-site biometric screenings, health and diet coaching, subsidized gym memberships and flu shots. Providing our employees with the tools to improve their wellbeing – not just physical wellbeing, but also mental, emotional and financial wellbeing – is of paramount importance. We partner with Virgin Pulse, a nationally recognized wellness partner, to enhance our employee wellness offerings.

Employee Communication

We now have a unified voice and brand platform with the launch of our new corporate website, standex.com. The site draws new users daily, amplifying our vision, our businesses and our culture and serving as a beacon for existing employees and a recruiting tool. Internally, Standex Exchange, our digital communication platform is advancing the shift to a cohesive communications ecosystem. The platform empowers customized employee communication and facilitates a robust two-way dialogue that allows us to gather valuable insights. This open communication is a key component to the communication strategy focused on continually strengthening engagement, boosting productivity, and fortifying employee retention.

Safety

Employee safety is a long-standing, top priority. Responsibility and accountability reside with each employee and fosters a spirit of community co-dependence. Monthly safety calls with the Company CEO emphasizes this principle. All locations across the globe are subject to the same standards. Since the beginning of 2020, our global TRIR has consistently been at or below world class levels of achievement that our employees have diligently pursued. Our footprint is global, and we continue to be aware of, and focus on, the change that we can affect when we focus on improvements to all of our worldwide facilities and work practices.

2023 Proxy Statement 29

Other Risk and Governance Matters

Compliance

We view compliance with applicable laws and regulations as a foundational minimum for ethical business practices. The Board oversees our compliance policies and procedures to ensure the effective performance of management’s duties. Having our Code of Conduct apply to all employees globally, as well as the Board, sends the message that we are all committed to doing the right thing. Our specific compliance policies detail the ethical framework found in the Code of Conduct. Together, these compliance efforts assure that we act effectively and efficiently in the best interests of shareholders.

Code of Conduct and Code of Ethics for Senior Financial Management

Management has the primary responsibility for creating, maintaining and administering programs to ensure employees’ compliance with the Code of Conduct and the Code of Ethics for Senior Financial Management, (the “Codes”), both of which are available by going to ir.standex.com, clicking on “Governance,” and then clicking on “Policies.” The N&CG Committee routinely receives updates from the Corporate Governance Officer on the existing programs and any proposed programs. On an annual basis, employees are presented with a copy of the Code of Conduct and must affirm their compliance with it.

The Company also utilizes an online interactive compliance training program to educate employees on the Codes as well as other regulatory and workplace compliance topics. Employees are assigned training modules on a regular basis to promote ongoing awareness of ethics issues. The Company divisions routinely customize the modules to address ethics issues specific to their organizations.

The N&CG Committee is also responsible for evaluating and approving requests for waivers of the Codes. Any request must be submitted, in writing, to the Chair of the N&CG Committee, who then reports the submission to the whole N&CG Committee. The N&CG Committee then provides their recommendation on the request to the Board. Any waivers granted to executive officers are disclosed to shareholders as soon as practicable via the Company’s website. No waivers have been granted during FY 2023 or during any prior period.

Additionally, a third-party global, multi-language hotline is available 24/7 at every Company location worldwide, for anonymous reporting of financial, accounting, auditing or other employee concerns. This communication tool is a beneficial outlet for employees to express concerns.

Conflicts of Interest

The Code of Conduct requires that all directors, executive officers and employees avoid engaging in any activity that might create a conflict of interest. All individuals are required to report any proposed transaction that might reasonably be perceived as creating a conflict of interest to their supervisor and/or the CLO. During the past fiscal year and for all prior periods, there have not been any reports of such transactions.

Related Party Transactions

The Board has adopted a written policy for the review of certain related party transactions between any director, director nominee, executive officer, beneficial owner of more than 5% of any class of the Company’s securities, or any immediate family member of any of the foregoing (any of the foregoing being a “Related Party”) and the Company. For purposes of the policy, a “related party transaction” is any transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (b) the Company or any subsidiary is a participant; and (c) any Related Party has or will have a direct or indirect material interest.

This policy is administered by the Audit Committee, which will only approve a related party transaction if it is, in its judgment, not inconsistent with the best interests of the Company and its shareholders. The Audit Committee may, in its sole discretion, impose such terms and conditions as it deems appropriate in connection with its approval. No director may participate in the discussion or approval of a transaction in which that director, or their immediate family member, has a direct or indirect interest.

When a related party transaction is ongoing and has been approved by the Audit Committee, the Audit Committee will annually review the transaction and determine if it is in the best interests of the Company and its shareholders to continue, modify or terminate such transaction.

Since July 1, 2022, there has not been, nor is there currently proposed, any related party transaction.

30 2023 Proxy Statement

Anti-Hedging and Anti-Pledging Policies

The Company’s anti-hedging and anti-pledging policy prohibits any officer, director or key employee from engaging in the following transactions involving the Company’s securities:

►	short-term trading, defined as selling Standex stock within six months of purchasing Standex stock on the open market;
►	short sales;
►	buying or selling put or call options, or other derivative securities;
►	hedging transactions, such as zero-cost collars and forward sale contracts;
►	holding Standex stock in a margin account; or
►	pledging Standex stock as collateral.

For information regarding our Named Executive Officers’ compliance with such policies, refer to “Policy Concerning Transactions Involving Company Securities (Anti-Hedging Policy & Anti-Pledging Policy)” on page 50 of the Compensation Discussion and Analysis.

Shareholder Engagement

The Board has established a process to facilitate communication by shareholders and other interested parties with directors. Communications can be addressed to directors by emailing boardofdirectors@standex.com, or by writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Governance Officer

Communications with the Board are distributed by the Corporate Governance Officer. At the direction of the Board, all mail received may be opened and screened for security purposes. The Corporate Governance Officer uses his or her discretion in determining whether to forward communications to the Board. Communications that are unrelated to the duties and responsibilities of the Board will not be distributed. Such items include, but are not limited to:

►	spam
►	junk mail and mass mailings
►	product complaints or inquiries
►	new product suggestions
►	resumes and other forms of job inquiries
►	surveys
►	business solicitations or advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

View The Company’s Governance Materials

You can view the Company’s governance materials, including the Certificate of Incorporation, By-Laws, Corporate Governance Guidelines and Board committee charters on the Company’s website, ir.standex.com, by clicking on “Governance” and then selecting the specific Company material. Instructions on how to obtain copies of these materials are included on page 71.

2023 Proxy Statement 31

Director Compensation

The compensation elements and amounts are established by the Board after a review of data prepared by the Compensation Committee’s independent compensation consultant. The data and report show competitive director compensation levels for peer companies and the Company’s peer group. More information about the Compensation Committee’s independent consultant report and the methods for determining competitive compensation can be found under “Basis for Determining Executive Compensation” on page 51.

In FY 2022, the Compensation Committee undertook a review of the compensation paid to our non-employee directors relative to the Company’s peer group. As the Committee typically reviews director compensation every two years, it did not perform a review in FY 2023. However, with the formation of the I&T Committee, the Compensation Committee did establish the I&T member fees.

DIRECTOR COMPENSATION ELEMENTS

The FY 2023 compensation elements are shown in the adjacent table.

Directors may choose to defer up to 100% of their annual cash retainer into the MSPP, which is described in detail under “Management Stock Purchase Plan” on page 44. The equity portion of non-employee director compensation was granted in the form of shares of restricted stock having a $120,000 fair market value at the time of grant, which was established using the closing price of the Company’s stock on the date of the annual meeting. These shares of restricted stock vest 3 years after the grant date, are considered beneficially owned by the director and accrue dividend equivalents, which are paid upon vesting. Upon the retirement of a director or a change in control of the Company, all unvested shares of restricted stock are subject to acceleration and immediate vesting.

Directors do not receive fees for attending Board or committee meetings. Directors also do not receive benefits under Standex retirement plans or any perquisites.

Under the Company’s Corporate Governance Guidelines, all non- employee directors are expected to accumulate shares of Company stock with a value of at least five times the value of their annual cash retainer. Until a director has the requisite number of shares, they are required to retain at least 50% of the share units they are awarded. As of June 30, 2023, all non-employee directors were in compliance with this requirement. Additionally, the Company has a policy concerning transactions involving Company securities. The policy is explained under “Anti-Hedging and Anti-Pledging Policies” on page 31. None of the directors have engaged in any of the prohibited transactions during FY 2023 or any prior periods.

FY 2023 Non-Employee Director Compensation

Compensation Element	Value
Board Membership
Annual Cash Retainer	$70,000
Annual Equity Stock Grant	$120,000
Committee Chair Fees
Audit Chair	$20,000
Compensation Chair	$15,000
N&CG Chair	$10,000
I&T Chair	$15,000
Committee Non-Chair Fees
Audit Non-Chair	$10,000
Compensation Non-Chair	$7,500
N&CG Non-Chair	$5,000
I&T Non-Chair	$7,500
Lead Independent Director	$25,000

Highlights of Director Compensation Program
►	Emphasis on equity: ties the majority of director compensation to shareholder interests through stock grants.
►	Long term focus: equity grants vest after three years incentivizing directors to focus on the long-term.
►	Market competitive: adjustments to director compensation are based on peer group median levels and the work required of directors serving a diverse company such as ours.
►	Anti-hedging and anti-pledging: includes features that prohibit certain transactions involving our Company’s stock.
►

Stock ownership requirements: all directors must maintain equity ownership levels of at least five times the annual cash retainer and are required to retain at least 50% of the stock they are awarded until they reach the requisite number of shares.

32 2023 Proxy Statement

Director Compensation Table

The following table sets forth certain information with respect to our non-employee director compensation for FY 2023. Compensation information for Mr. Dunbar is detailed in the Compensation Discussion & Analysis and Compensation Tables sections of this Proxy Statement. Mr. Dunbar did not receive any compensation solely for his service as a director.

Name	Fees Earned or Paid in Cash ($) [1]	Stock Awards ($) [2]	All Other Compensation ($)[3]	Total ($)
Charles H. Cannon, Jr.	86,250	120,000	4,104	210,354
Thomas E. Chorman	102,500	120,000	4,104	226,604
Robin J. Davenport	91,250	120,000	-	211,250
B. Joanne Edwards	82,500	120,000	4,104	206,604
Jeffrey S. Edwards	84,375	120,000	4,104	208,479
Thomas J. Hansen	37,500	224,584	7,476	269,560
Michael A. Hickey	96,250	120,000	7,476	223,726

1

This column includes the annual cash retainer and fees earned for serving as Lead Independent Director, Chair or member of any committee, less the portion of the annual cash retainer that the director elected to defer pursuant to the MSPP.

2

This column includes the aggregate grant date fair value of the annual equity stock grant and the RSUs granted under a director’s deferment election under the MSPP. The annual equity stock grants were made on October 25, 2022, valued at $92.60 per share, the closing price of our common stock on the grant date. The MSPP RSU grants were certified on August 15, 2023 and granted on August 23, 2023, valued at $106.10 per share, the closing price of our common stock on June 30, 2023 discounted by 25% under the terms of the MSPP. Totals have been calculated in accordance with FASB ASC 718.

3	This column consists of dividend equivalents paid in FY 2023 that had accrued during the 3-year vesting period for the director’s previous stock awards.

As of June 30, 2023, the aggregate number of unvested shares or share units held by each director was as follows:

Name	Unvested Stock (#)	Name	Unvested Stock (#)
Charles H. Cannon, Jr.	4,074	Thomas E. Chorman	4,074
Robin J. Davenport	2,413	B. Joanne Edwards	4,807
Jeffrey S. Edwards	4,074	Thomas J. Hansen	7,748
Michael A. Hickey	5,651

Director Independence

Under our Corporate Governance Guidelines, the Board requires that at least a majority of directors either meet or exceed the independence requirements of the NYSE. These rules provide that, in order to be considered independent, each director or nominee does not have a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Furthermore, directors and nominees cannot have any prohibited relationships, such as certain employment relationships, with the Company, its independent auditors or another organization that has an affiliated relationship with the Company.

The Board undertakes an annual evaluation of director independence. At its meeting on July 27, 2023, the Board affirmatively determined that each member of the Board and each nominee, (other than David Dunbar, the Company’s President and CEO), meets the independence standards. In addition, all members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees, and all members of the Compensation Committee satisfy the enhanced independence criteria required for members of compensation committees.

2023 Proxy Statement 33

Share Ownership

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Standex directors, executive officers and other persons who beneficially own more than 10% of our common stock, to file reports with the SEC regarding their initial stock ownership and any changes in their stock ownership.

Based solely on a review of the reports filed for FY 2023 and related written representations, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except for a Form 4 filing for Mr. Valashinas, which was delayed by one day due to an internal process error.

Director & Management Stock Ownership

The following table shows, as of July 31, 2023, the number of shares of our common stock beneficially owned by each of our current directors, director nominees and Named Executive Officers (except Mr. Burns and Mr. Maschera), and all directors and executive officers as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned [1]	Percent of Outstanding Shares
Annemarie Bell	7,542	*
Charles H. Cannon, Jr. [2]	20,286	*
Thomas E. Chorman	11,950	*
Robin J. Davenport	2,413	*
David Dunbar [3]	161,962	1.37%
B. Joanne Edwards	6,534	*
Jeffrey S. Edwards	12,145	*
Alan Glass	25,881	*
Thomas J. Hansen	12,662	*
Michael A. Hickey	10,626	*
Ademir Sarcevic	26,880	*
Sean Valashinas	9,201	*
All Directors & Executive Officers [4]	310,551	2.63%

*	Less than 1% of outstanding common stock

1

“Beneficially Owned” means having the sole or shared power to vote, and/or the sole or shared power to invest the shares of common stock. The column contains stock which is, as of July 31, 2023, beneficially owned by the director or executive. The column also includes shares of restricted stock units and performance share units that will be converted to common stock within 60 days: Bell (3,111), Dunbar (72,168), Glass (10,801), Sarcevic (17,160), Valashinas (3,369), Hansen (1,577), Hickey (1,577) and all other directors and executive officers (2,468).

2	Mr. Cannon has 13,751 shares held in a trust, of which he is the trustee, for the benefit of Mr. Cannon’s children.

3	Mr. Dunbar has 67,233 shares held in a revocable trust, of which he is the trustee, for the benefit of his immediate family members.

4	This total includes shares beneficially owned by two additional corporate executive officers that are not NEOs.

34 2023 Proxy Statement

Stock Ownership of Certain Beneficial Owners

Based on the most recent Schedule 13G filings, the following table sets forth information about the number of shares of our common stock held by persons we know to be the beneficial owners, as determined in accordance with Rule 13d-3 of the Exchange Act, of more than 5% of the Company’s issued and outstanding common stock.

Name and Address	Common Stock Beneficially Owned [1]	Percent of Outstanding Shares as of the Dates Specified in their Respective Filings
BlackRock Inc. [2]
55 East 52nd Street	1,967,807	16.4%
New York, New York 10055
The Vanguard Group [3] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,425,988	11.9%
Copeland Capital Management, LLC [4] 161 Washington Street, Suite 1325 Conshohocken, Pennsylvania 19428	612,878	5.1%
Champlain Investment Partners, LLC [5] 180 Battery Street Burlington, Vermont 05401	603,791	5.04%

1	This column shows shares beneficially owned by the named owner as follows:

	BlackRock	Vanguard	Copeland	Champlain
Sole voting power	1,932,838	-	431,373	461,366
Shared voting power	-	8,247	90,455	-
Sole investment power	1,967,807	1,406,482	612,878	603,791
Shared investment power	-	19,506	-	-

2	Information on BlackRock is based on a Schedule 13G/A filed by BlackRock on January 23, 2023.

3	Information on Vanguard is based on a Schedule 13G/A filed by Vanguard on February 9, 2023.

4	Information on Copeland is based on a Schedule 13G filed by Copeland on January 12, 2023.

5	Information on Champlain is based on a Schedule 13G/A filed by Champlain on February 13, 2023.

2023 Proxy Statement 35

Compensation Discussion & Analysis

The following sections contain our Compensation Discussion and Analysis. This CD&A provides an overview and analysis of our executive compensation program and policies and the material compensation decisions we have made for our chief executive officer, chief financial officer and our other executive officers named in the “Summary Compensation Table” starting on page 54. This group is collectively referred to as our “Named Executive Officers” or “NEOs.” During FY 2023, our NEOs were:

►	David Dunbar, President and Chief Executive Officer (“CEO”);
►	Ademir Sarcevic, Vice President, Chief Financial Officer (“CFO”) and Treasurer;
►	Alan Glass, Vice President, Chief Legal Officer (“CLO”) and Secretary;
►	Annemarie Bell, Chief Human Resources Officer (“CHRO”);
►	Sean Valashinas, Vice President, Chief Accounting Officer (“CAO”) and Assistant Treasurer;
►	Paul Burns, Former Vice President of Strategy and Business Development; and
►	Flavio Maschera, Former Vice President, Chief Innovation and Technology Officer (“CITO”).

As detailed in the Company’s Form 8-K filed on September 15, 2022, Mr. Burns notified the Company that he will be leaving the Company to pursue an alternative career opportunity. Mr. Burns committed to facilitate completion of certain projects and to ensure a smooth transition of his responsibilities. Mr. Burns’ employment with Standex ultimately terminated on March 24, 2023.

As detailed in the Company’s Form 8-K filed on April 5, 2023, Mr. Maschera’s employment with Standex terminated on March 30, 2023 in connection with a reorganization of the innovation and technology function.

Business Highlights

Our 2023 fiscal year built upon the momentum we had built in 2021 and 2022 as we continued our emergence as a growth oriented, industrial operating company with solid operational execution. As a result, despite continued inflationary headwinds, we ended the year with nine consecutive quarters of record adjusted operating margins. Overall, net sales for FY 2023 of $741.0 million increased by $5.7 million or 0.8% when compared to the prior year, and income from operations of $171.1 million increased by $82.8 million or 93.8%. After adjusting for a one-time gain on the divestiture of a business unit of $62.1 million, income from operations of $109.0 million reflected an increase of $20.7 million or 23.4%. Adjusting for loss of revenue associated with the divestiture, we realized organic growth of approximately 5.7%, as increases in our sales to fast growth markets that we serve, such as electric vehicles, 5G, smart grid, industrial automation, commercial space and defense, more than offset the slower economic recovery in Asia. The increase in operating income reflected the increase in organic sales, pricing actions and continued improvement in operational performance. Our GDP+ growth process resulted in a third consecutive year of record sales to new applications in Electronics and the introduction of new products in most of our business units. Our balance sheet remains robust as we ended the fiscal year with a net cash position with a net debt (cash) to EBITDA ratio of (0.2) and an available borrowing capacity of approximately $372 million. With an acceleration of ongoing growth and development projects across the Company, we closed the year optimistic about FY 2024.

Checklist of Compensation Practices

In addition to the principles and objectives discussed below, the Compensation Committee strives to design the Company’s compensation program to include what is considered good practices in the industry. Much like our corporate governance practices, we believe that good compensation practices increase shareholder value, strengthen our business and encourage us to manage risk properly. This checklist provides a highlight of our compensation practices:

Executive compensation is tied to performance	x	Our incentive programs do not encourage excessive risk taking
Caps on incentive payouts	x	No hedging or pledging of Company shares
Strategic performance metrics	x	No single-trigger change in control severance benefits
Benchmarks determined based on peers of comparable size, complexity & industry	x	No excise tax gross-up provisions
SEC compliant clawback policy	x	No excessive perquisites
Independent compensation consultant
Stock ownership guidelines
Encourage long-range planning and execution
Compensation Committee is comprised solely of independent directors

36 2023 Proxy Statement

Our Compensation Objectives and Principles

These principles have been established by the Compensation Committee to further the objectives and guide the design and administration of specific plans, agreements and arrangements for our executives, including the Named Executive Officers.

Objectives		Principles

►	Align the interests of our executives with the interests of our shareholders	►	Incentive compensation should be performance-based
►	Attract, retain and motivate highly qualified executives	►	Incentive compensation should represent the majority of total target compensation
►	Pay for performance by rewarding current performance and driving future performance	►	Incentive compensation should balance short and long- term performance
►	Appropriately manage risk	►	Incentive compensation should discourage excessive risk- taking
►	Provide a competitive pay opportunity	►	Long term incentives should balance stock price appreciation and financial achievements
►	Promote long-term commitment to the Company via deferred equity awards and share ownership guidelines for our executives	►	Compensation levels should be competitive
		►	Executive compensation should be reviewed annually

Objectives and Principles

Incentive Compensation Should Be Performance-Based

The Compensation Committee believes that a significant portion of the compensation received by executives, including our Named Executive Officers, should be tied to the performance of the Company relative to established financial objectives and to individual strategic metrics. The elements of the executive compensation program embody this principle by linking the annual incentive opportunity and long-term equity grants directly to such performance.

On an annual basis, the Compensation Committee reviews an independent report, provided by the external compensation consultant, on realizable pay for performance to ensure that our executives’ realizable pay is in line with overall Company performance and is also competitive when compared to the Company’s peer group.

Incentive Compensation Should Represent the Majority of Total Target Compensation

The Compensation Committee believes that the majority of an executive’s compensation should be “at risk,” as an incentive to drive the creation of sustainable shareholder value and align the interests of our executives with those of our shareholders. In FY 2023, our Named Executive Officers’ incentive compensation amounted to 61% of their total target compensation, on average. The Committee believes that the CEO’s incentive compensation should be a higher percentage of total compensation given the CEO’s strategic position and responsibility to drive company performance. In FY 2023, the CEO’s incentive compensation was 80% of his total target compensation. The below table presents the percentage of total target compensation that was “at-risk” for each Named Executive Officer.

Name	Percent of FY 2023 Pay “At Risk” (%)
David Dunbar	80.2%
Ademir Sarcevic	68.3%
Alan Glass	60.8%
Annemarie Bell	55.6%
Sean Valashinas	42.9%
Paul Burns	60.8%
Flavio Maschera	55.6%

2023 Proxy Statement 37

Incentive Compensation Should Balance Short-Term and Long-Term Performance

The Compensation Committee believes that driving sustained shareholder value creation requires that executive incentive compensation be appropriately balanced between short and long-term objectives. In addition, the Compensation Committee believes that such balancing discourages excessive risk taking that otherwise could drive short-term results at the expense of sustained long-term performance. Our executive compensation program promotes this objective by balancing the long-term incentive components in the form of equity-based awards, such as restricted stock awards and contingent performance shares, with short-term annual cash incentive opportunities.

The value of long-term incentive components is tied, in part, to our stock price, thereby aligning executives’ interests with those of shareholders. However, the Compensation Committee recognizes that our share price is an incomplete measure of Company performance in the short term, as other factors may significantly impact stock prices. Accordingly, the annual cash incentive opportunity component of executive compensation emphasizes current or short-term corporate performance and the realization of short-term defined business and financial objectives. The Compensation Committee has determined that the balance between annual cash incentive opportunities and long-term equity incentives encourages our Named Executive Officers to focus on creating short and long-term shareholder value, while fulfilling business objectives and strategic goals.

Long-Term Incentives Should Balance Stock Price Appreciation and Business/Financial-Based Achievements as well as Shareholder Return Relative to Other Industrial Manufacturing Companies

Our FY 2023 long-term incentive awards for NEOs other than the CEO are equally weighted between restricted stock awards and contingent performance shares. For our CEO, the FY 2023 mix is 40% weighted towards restricted stock awards and 60% weighted towards contingent performance shares. The restricted stock awards component will vest on a pro-rata basis over three years. The contingent performance shares vest at the end of a 3-year performance period based on achievement against pre- established financial performance criteria. With respect to FY 2023 PSU awards, ultimate award payouts will be adjusted by a relative TSR measure over the 3-year performance period to reflect performance relative to other industrial companies in the S&P 600 Capital Goods Index. The Compensation Committee has determined that this long-term incentive mix appropriately encourages long-term equity ownership, promotes a balance between stock price appreciation and financial-based achievement, aligns the interests of our Named Executive Officers with shareholders and aids in retention of our Named Executive Officers.

Compensation Levels Should be Competitive

The Compensation Committee reviews market compensation data compiled and prepared by the Compensation Committee’s independent executive compensation consultant to evaluate whether our executive compensation program is market competitive. The Compensation Committee uses this data to benchmark our executives’ base salary, annual incentive opportunities and long-term incentive compensation. Generally, the Compensation Committee then sets target compensation at approximately the market median. However, the Compensation Committee considers other relevant factors in setting each Named Executive Officer’s total target compensation, including the Named Executive Officer’s scope of responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. As a result, the Compensation Committee may set a Named Executive Officer’s total target compensation or an individual component of total target compensation below or above market median. By taking into account market data and other relevant considerations, the Compensation Committee is able to set each Named Executive Officer’s compensation at an appropriate level that enables us to attract and retain the highly qualified executives necessary to drive long-term enhancement of shareholder value.

The Executive Compensation Program Should be Reviewed Annually

The Compensation Committee believes that it is prudent to review and evaluate the executive compensation program annually in light of evolving market practices, regulatory requirements, the competitive market for executives and our executive compensation philosophy. This process is repeated in a structured manner annually.

38 2023 Proxy Statement

Components of Executive Compensation

Overview

We provide three elements of total direct compensation: base salary, annual incentives and long-term incentives, which are described below. We also provide limited perquisites (see page 49) and standard retirement and benefit plans (see page 48).

	CEO	Average Named Executive Officer	Description

Base Salary			Fixed cash compensation based on the market- competitive value of the skills and knowledge required for each role. Reviewed and adjusted when appropriate to maintain market competitiveness.

Designed to reward results in the fiscal year. Annual cash incentives based on:
Annual Incentive			► Achievement of Company financial metrics
► Individual performance on pre-established strategic goals

Long-Term Incentives			Forward-looking equity awards intended to drive future growth and align the interests of NEOs and shareholders. Grants awarded in the form of restricted stock awards and performance share units. Current performance measures include the following metrics and payouts are subject to a relative TSR modifier:
► ROIC

Base Salary

Base salary is fixed cash compensation. During the first quarter of each fiscal year, the Compensation Committee reviews and establishes the base salaries of Company executives, including the Named Executive Officers. For each Named Executive Officer, the Compensation Committee takes into account a number of factors, including the scope of the executive’s responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. The Compensation Committee does not assign any relative or specific weights to these factors. Salary levels are reviewed annually and are adjusted when appropriate. Increases in base salary are not automatic or guaranteed in order to promote a performance culture.

Effective October 1st of FYs 2022 and 2023, the base salary of each Named Executive Officer was set as follows:

Name	FY 2023 Base ($)	FY 2022 Base ($)	Increase
David Dunbar	900,419	869,130	3.6%
Ademir Sarcevic	469,408	453,097	3.6%
Alan Glass	392,376	378,741	3.6%
Annemarie Bell [1]	322,885	277,393	16.4%
Sean Valashinas	278,460	267,750	3.6%
Paul Burns	392,376	378,741	3.6%
Flavio Maschera [2]	384,681	371,314	3.6%

1	Ms. Bell received an above-market raise to bring her compensation in line with comparable positions in the Company’s peer group and due to her performance.

2

Mr. Maschera was paid in Euros, with an FY 2022 base salary of €340,218 and an FY 2023 base salary of €352,466. The dollar values disclosed here are based on the EUR to USD exchange rate of 1.0914 as of June 30, 2023.

2023 Proxy Statement 39

Annual Incentive Opportunity

The Compensation Committee establishes the annual cash incentive opportunity for executives including our Named Executive Officers through a detailed performance planning process called the Balanced Performance Plan (“BPP”). During the BPP process, the Compensation Committee establishes (i) the target incentive amounts; (ii) the respective weight of the financial performance measures and strategic goals; (iii) the Company financial performance goals at “threshold,” “target,” and “superior” levels; and (iv) the strategic goals for each Named Executive Officer. The financial metrics and each strategic goal are reviewed and discussed during the course of two Compensation Committee meetings through the first quarter of each fiscal year before being approved.

2023 Annual Incentive Formula

* These factors are calculated by taking the goal weight and multiplying it by the goal achievement percentage. For example, if the weight of financial goals totals 75%, and the financial achievement percentage is 100%, the financial achievement factor would be 75%; if the weight of financial goals totals 75% and the financial achievement percentage is 200%, the financial achievement factor would be 150%.

Target Incentive Amounts

Each year the Compensation Committee sets the target incentive amount for each Named Executive Officer, expressed as a percentage of the executive’s base salary. The Compensation Committee sets these target incentives based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity and competitive market data, in consultation with the compensation consultant and in adherence to our stated executive compensation objectives and principles. The target annual incentive opportunity for each Named Executive Officer in FY 2023 is as follows:

Name	Target Annual Incentive (% of Base Salary)	Target Annual Incentive Amount ($)
David Dunbar	105%	945,440
Ademir Sarcevic	65%	305,115
Alan Glass	55%	215,807
Annemarie Bell	55%	177,587
Sean Valashinas	35%	97,461
Paul Burns	55%	215,807
Flavio Maschera [1]	55%	211,574

1	Mr. Maschera’s target annual incentive amount was based on his FY 2023 base salary of €352,466 as converted from EUR to USD using the June 30, 2023 exchange rate of 1.0914.

40 2023 Proxy Statement

Goal Weight within Target Incentive

After establishing a target incentive amount for each executive, the Compensation Committee determines the relative weight of financial performance measures and strategic goals. For FY 2023, the Compensation Committee set the following relative weight of these performance measures:

►	75% of the annual incentive opportunity would be based on the achievement of financial performance goals, and
►	25% of the annual incentive opportunity would be based on individual achievement of strategic goals.

Payout for the achievement of both financial performance and strategic goals can range between 0% and 200%, where performance below threshold levels corresponds to a payout of 0%, while performance at or above superior levels corresponds to a payout of 200%. For example, if the weight of financial goals is 75%, the maximum financial achievement factor would be 150%. Similarly, if the weight of strategic goals is 25%, the maximum strategic achievement factor would be 50%. The combined factors are capped at 200%.

Setting Financial Performance Measures

The Compensation Committee, working with the CEO, evaluates and establishes financial objectives that correlate to the creation of shareholder value, are aligned with the Company’s annual business plan and are appropriate measures for evaluating executive performance. For FY 2023, the Compensation Committee selected the following three financial performance measures:

(i) adjusted Operating Income, (ii) adjusted EPS, and (iii) net working capital turns. The Compensation Committee selected these performance measures because it believes they are important financial factors in preserving and enhancing shareholder value in the short-term and sustaining growth and stability for the long-term.

After determining the performance measures, the Compensation Committee sets “threshold,” “target,” and “superior” performance goals, which correspond to annual incentive payouts of 50%, 100% or 200% of the target incentive amount, respectively, except for “entry” for the adjusted Operating Income performance measure corresponds to a payout of 25%. If actual performance falls between two performance levels, the amount of the incentive payout would be determined through interpolation. However, no payout would be made if actual performance falls below entry for the adjusted Operating Income performance measure or below threshold for all other measures. Additionally, if adjusted Operating Income performance exceeds target, the Compensation Committee set a requirement that the adjusted operating income margin must also be at least 12.7% for payout to exceed target. The Compensation Committee included this requirement in order to prevent margin dilution. The Compensation Committee sets the “entry” and “threshold” performance levels high enough so that achieving the level is not guaranteed, while setting the “superior” performance level high enough so that achieving it is difficult and represents an outstanding accomplishment. The Compensation Committee may adjust the financial performance targets to reflect the impact of special events, such as acquisitions or divestitures, during a fiscal year. These adjustments are made pursuant to established guidelines and are appropriate in light of long-term growth strategies and business operations.

2023 Proxy Statement 41

Financial Goals & Results for FY 2023

For FY 2023, the financial performance metrics, weights, achieved performance levels and payout percentages were as follows:

Financial Performance Metric	Entry Threshold Target Superior	Weight	Weighted Achievement

Adjusted Operating Income [1]		40%	52.5%

Adjusted EPS [2]		5%	7.2%

Net Working Capital Turns Q1 [3]		6%	0%

Net Working Capital Turns Q2		6%	0%

Net Working Capital Turns Q3		6%	0%

Net Working Capital Turns Q4		6%	0%

Net Working Capital Turns 5-Point Average [4]		6%	0%

	Financial Goals Weighted Achievement Total		59.7%

1

Adjusted Operating Income is a non-GAAP measure, which takes Operating Income and excludes restructuring charges, purchase accounting expenses, acquisition-related expenses and other one-time items. The target value and actual value disclosed here also excludes income earned from the Procon business because it was a business managed for sale for the majority of the FY.

2

This value, which is less than the Company’s actual reported diluted earnings per share of $11.59 for FY 2023, adjusts for restructuring charges, purchase accounting expenses, insurance recoveries, discontinued operations, acquisition costs and any income tax impacts thereof, along with one-time tax adjustments. The value also excludes any earnings from the Procon business prior to its sale, as well as the gain on sale of the business.

3

Net working capital turns measures the ratio of sales to net working capital. The ratio was calculated by using annualized net sales for the trailing three-months of the listed quarter and dividing by the net working capital (calculated as net accounts receivable and inventory minus accounts payable) at the end of the listed quarter.

4	This five-point average included the net working capital turns for Q1-Q4 of FY 2023 and Q4 of FY 2022.

42 2023 Proxy Statement

Setting Strategic Goals

The Compensation Committee, in consultation with the Board, evaluates and establishes strategic objectives that correlate with the creation of shareholder value, align with the Company’s business plan and are appropriate measures for judging individual executive performance. As with financial performance measures, the Compensation Committee sets relative weights and metrics for each strategic goal. The specific goals are developed based on the individual nature of an executive’s role and responsibilities.

In FY 2023, the Compensation Committee set the following strategic goals for the CEO:

►	Using organic and inorganic actions, deploy the Company’s resources to position Standex to grow sales faster than the rate in our long-range plan;
►	Apply the standard work of the Standex Growth Disciplines, OpEx, Talent Management and BPP across the entire Company to create a high performance and scalable operating model;
►	Divest non-core businesses to increase focus of remaining business where Standex can create the most shareholder value; acquire accretive strategic bolt-on acquisitions; and
►	Implement a robust sustainability and ESG strategy to increase business resilience and help improve overall Company performance.

In consultation with the CEO, the Compensation Committee sets strategic goals for executive officers, including the other Named Executive Officers, that are tied to the completion of specific projects in their functional areas. These projects are important to the Company in that they improve productivity and significantly lower the cost structures of the respective departments, resulting in better processes and reduced costs.

Strategic Goals & Results for FY 2023

The Compensation Committee met with the CEO to evaluate the performance of each Named Executive Officer (other than the CEO) against their strategic goals. To determine the extent to which each strategic goal was met, the Compensation Committee evaluated several factors including the difficulty of reaching the goal, the work performed to achieve the goal, the quality of the work performed and other factors that influenced the ease or difficulty of meeting the goal. The Compensation Committee determined that each Named Executive Officer achieved greater than target on their strategic goals. For the CEO, the Compensation Committee evaluated his performance based on the following:

►	Fast growth market sales increased to $83M; year-to-date new product sales achieved $31.5M; multiple development opportunities are in process.
►

Record cash flows were delivered; Organic sales growth of 5.7%; Safety TRIR at or near world-class level; Actions that were implemented in FY23 improved targeted employee engagement scores; New Electronics President was hired.

►	Acquisitions since 2015 have delivered ROIC > 14%; Successful divestiture of Procon business.
►

ISS Environmental score improved; Sustainalytics score improved; ESG disclosures were implemented and S&P Global was engaged to calculate Scope 1&2 GHG emissions; environmental improvement targets were set across all businesses.

2023 Proxy Statement 43

Overall Annual Incentive Opportunity Results for NEOs

The following table shows the overall annual incentive opportunity results for FY 2023. Each executive has the opportunity to participate in the Management Stock Purchase Plan, described below, under which executives can defer a pre-selected percentage of their annual incentive awards into the receipt of RSUs at a 25% discount. Neither Mr. Burns nor Mr. Maschera received any portion of the FY 2023 annual incentive opportunity due to the terminations of their employment.

				Target Annual
	Financial	Strategic	Total BPP	Incentive	Annual Incentive
Name	Achievement Factor	Achievement Factor	Score	Amount ($)	Amount ($)
David Dunbar	59.7%	40.0%	99.7%	945,440	942,604
Ademir Sarcevic	59.7%	45.0%	104.7%	305,115	319,456
Alan Glass	59.7%	30.0%	89.7%	215,807	193,579
Annemarie Bell	59.7%	40.0%	99.7%	177,587	177,054
Sean Valashinas	59.7%	40.0%	99.7%	97,461	97,169

Management Stock Purchase Plan

The Compensation Committee believes that while the annual incentive award provides motivation for executives to meet annual performance goals, the Management Stock Purchase Plan (“MSPP”) adds an additional long-term component. Under the MSPP, management at a certain salary level can elect to defer their annual incentive awards into the receipt of restricted stock units (“RSUs”) at a 25% discount, valued at the lower of (i) the closing price of the Company’s common stock on the last business day of the fiscal year (June 30, 2023) or (ii) the closing price of the Company’s common stock on the date on which the annual incentive award is certified by the Compensation Committee (August 15, 2023). Executives must make their election prior to the beginning of the fiscal year and can defer up to 50% of their annual incentive award. These RSUs cliff vest at the end of a 3-year period and the executive receives shares of stock equal to the amount of RSUs granted. Executives accrue dividends, which are paid upon vesting, on the RSUs, but do not have voting rights until the shares underlying the RSUs are delivered. The following table details, for FY 2023, the percent each Named Executive Officer elected to defer under the MSPP, the value of that deferral and the amount of RSUs granted pursuant to the deferral. Neither Mr. Burns nor Mr. Maschera received any portion of the FY 2023 annual incentive opportunity due to the terminations of their employment and thus were unable to participate in the MSPP.

	Annual Incentive Award	Amount of the	RSUs Granted
Name	Deferred (% of Award)	Deferral ($) [1]	(#) [2]
David Dunbar	50%	471,302	4,441
Ademir Sarcevic	20%	63,891	602
Alan Glass	50%	96,789	912
Annemarie Bell	0%	-	-
Sean Valashinas	30%	29,151	274

1	The amount of the deferral is the dollar value of the annual incentive award that is actually deferred into the receipt of discounted RSUs under the MSPP.

2

Based on the closing price of the Company’s common stock on June 30, 2023 ($141.47), the closing price of the Company’s common stock on the last day of the fiscal year, and discounted by 25%. RSUs have been rounded down to the nearest whole unit.

44 2023 Proxy Statement

Long-Term Incentive Plan

In 2018, the Company, with the approval of its shareholders, adopted the 2018 Omnibus Incentive Plan (“OIP”). An amended and restated OIP was also approved by shareholders in 2021. The purpose of the OIP is to align executives’ interests with those of shareholders through the annual grant of long-term equity awards. These long-term equity awards reward executives for the Company’s performance over a multi-year period. All long term incentive awards to NEOs for FY 2023 were made in August 2022 under the OIP.

OIP Structure

The FY 2023 OIP awards consist of two types of equity awards: time-vested restricted stock awards (“RSAs”) and performance- based performance share units (“PSUs”). The Compensation Committee selected these equity vehicles for FY 2023 because each aligns the interests of our NEOs with those of our shareholders, enhances retention of our NEOs and provides the opportunity to meaningfully increase the level of stock ownership by our NEOs. In addition, the PSUs motivate our NEOs and reward achievement of financial metrics (and share performance) that are aligned to our long-term business strategy and build long-term shareholder value.

OIP Component	Description
Awards of Restricted Stock (“RSAs”)	Time-based, annual pro-rata vesting over a 3-year period
Performance Share Units (“PSUs”)

Cliff vest at the end of a 3-year period at 0% to 200% of award value based on pre-determined financial performance metrics, and further subject to increase or decrease of up to 25% of payout based on relative TSR performance over the performance period (for an ultimate payout range of 0% to 250%).

For FY 2023 RSAs, the RSAs will vest on a pro-rated basis on the 1st, 2nd and 3rd anniversaries of the grant date, provided that the RSA holder is employed continuously through the particular vest date. RSAs from FY 2020 grants vested on the 3rd anniversary of the grant, provided that the RSA holder was employed continuously through the vest date. The Compensation Committee adjusted the vesting schedule for RSAs granted after FY 2020 based on a review of peer practices and the perspective that pro- rata vesting is a more effective tool in attracting and retaining high potential employees. All RSAs will immediately vest upon death, disability or retirement or in the event of an involuntary termination in connection with a change in control. All RSAs under the OIP are considered beneficially owned by the executive, have voting rights, and earn dividend equivalents, which are paid upon vesting.

Each PSU grant cliff vests at the end of a 3-year performance period based on results achieved against Compensation Committee- approved performance metrics. Payouts under the PSU grant may range from 0% to 200% of the target award and are settled in shares of common stock. Payout begins at 50% of target for achieving threshold performance goals. If threshold performance goals are not achieved by the conclusion of the performance period, the PSU award would be forfeited and no shares would be delivered under the award. As noted below, actual achievement may be further modified either upward or downward on a sliding scale of up to 25% of payout, based on the relative TSR performance over the performance period. PSUs are also subject to forfeiture upon termination of employment during the performance period for any reason other than death, disability, retirement or involuntary termination in connection with a change in control.

Additionally, the Compensation Committee has the discretion to grant awards of restricted stock for a variety of reasons, including sign-on bonuses to attract talent and discretionary grants to retain and motivate executives.

The Compensation Committee believes that long-term incentive compensation is essential for retaining and motivating executives. It further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view towards building long-term shareholder value. Based on these considerations, the Compensation Committee, in consultation with its external compensation consultant, establishes (i) the target incentive amounts, (ii) the percentage of the target award that is granted in the form of RSAs and PSUs, and (iii) the performance measures at “threshold,” “target” and “superior” levels.

2023 Proxy Statement 45

FY 2023 Target Incentive Amounts

For FY 2023, the Compensation Committee set the target long-term incentive compensation for each Named Executive Officer, expressed as a percentage of the executive’s base salary based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity, competitive market data and our stated executive compensation objectives and principles. Since the CEO is in the best position to drive overall Company performance, the CEO should have a larger portion of his long-term incentive award be awarded in PSUs as opposed to RSAs. The Compensation Committee set the CEO’s percentage of PSUs at 60% of the target award, while the other NEOs’ PSU grants were set at 50% of their target award.

For FY 2023, the Compensation Committee established the following target long-term incentive awards, with the percentage of such award granted as PSUs for each Named Executive Officer:

	Target Award		Target Award
Name	(% of Base Salary)	Target Award Amount ($)	(% Awarded in PSUs)
David Dunbar	300%	2,701,257	60%
Ademir Sarcevic	150%	704,112	50%
Alan Glass	100%	392,376	50%
Annemarie Bell	70%	226,020	50%
Sean Valashinas	40%	111,384	50%
Paul Burns	100%	392,376	50%
Flavio Maschera	70%	269,277	50%

Performance Measures

For the FY 2021-2023 and FY 2022-2024 performance periods, the Compensation Committee set a single modified ROIC measure, as calculated using the 5-point average over the last fiscal year of the particular performance period. The modified ROIC measure is calculated by adjusting the denominator to add accumulated depreciation and accumulated amortization and remove goodwill. This ratio reflects the improved efficiency of the Company’s operating assets to generate profits while reducing distortion from the effects of divestitures and acquisitions. The Compensation Committee selected this modified ROIC measure because it reflects the Company’s efforts to improve the quality of earnings, whether they come from organic actions or through inorganic portfolio moves. The measure supports the Committee’s view that improvement in quality of earnings drives shareholder value creation. To more broadly reflect Standex value creation for shareholders relative to other industrial companies, the achievement of the measure is adjusted by a relative TSR modifier over the three-year performance period. Specifically, actual awards are modified up or down as follows:

If TSR over the three-year performance period is:	Then:
At or above the 75th percentile of the comparator group	The award will be increased on a sliding scale starting from 15% to 25%
At or above the 25th and below the 75th percentile of the comparator group	No change to the award
Below the 25th percentile of the comparator group	The award will be decreased on a sliding scale starting from 15% up to 25%

46 2023 Proxy Statement

For the FY 2023-2025 performance period, the Compensation Committee changed the metric from the modified ROIC measure to a traditional ROIC measure. However, the Compensation Committee retained the 5-point average over the last fiscal year component of the measurement. The Compensation Committee changed the metric to simplify the calculation without detracting from the Company’s focus on improving quality of earnings. Additionally, while keeping the relative TSR modifier, the Compensation Committee adjusted the modifier as follows:

If TSR over the three-year performance period is:	Then:
At or above the 66th percentile of the comparator group	The award will be increased on a sliding scale starting from 15% to 25%
At or above the 33rd and below the 66th percentile of the comparator group	No change to the award
Below the 33rd percentile of the comparator group	The award will be decreased on a sliding scale starting from 15% up to 25%

The peer group selected for both of these relative TSR modifier is the S&P 600 Capital Goods Index which the Committee believes is a reasonable proxy to measuring a broad, and therefore consistent, group of companies that will experience similar market influences during the performance period. Our NEOs, therefore, are partially compensated based on how our performance compares to similar investment alternatives when considering total shareholder return performance.

Status of Long-Term Incentive Plan Programs

Performance
Period and		Weighted
Measure	Performance Levels	Achievement		Status & Commentary
FY 2021-2023			►	Results were certified in August 2023.
			►	The Modified ROIC, as calculated using a 5-point average from Q4 FY 2022 to Q4 FY 2023, was greater than the superior level.
Modified ROIC			►	Company’s 3-year TSR ranked in the 78th percentile amongst the peer group of S&P 600 Capital Goods companies, so the TSR modifier increased payout by 16.2%.
			►	Final payout was certified at 232.4% based on Company performance, and individual share payouts are in the table below.

FY 2022-2024 awards will be certified in August 2024, while FY 2023-2025 awards will be certified in August 2025.

As certified by the Compensation Committee, the FY 2021-2023 performance period ended on June 30, 2023 and the PSUs granted on September 6, 2020 vested at 232.4%, for the following share payouts and value as of the date of certification. Neither Mr. Burns nor Mr. Maschera received any portion of the FY 2021-2023 PSU vesting due to the terminations of their employment.

	Shares granted on	Shares	Value of Shares
Name	September 6, 2020 (#)	Vesting (#)	Vesting ($) [1]
David Dunbar	27,709	64,395	10,541,462
Ademir Sarcevic	7,012	16,295	2,667,492
Alan Glass	3,907	9,079	1,486,232
Annemarie Bell	1,339	3,111	509,271
Sean Valashinas	1,275	2,963	485,043

1	Based on the stock price on the date the Compensation Committee certified the award, August 15, 2023 ($163.70).

2023 Proxy Statement 47

Retirement Plans

Standex Retirement Savings Plan

The Company offers a qualified savings and investment 401(k) plan to most of our non-production U.S.-based employees, including our Named Executive Officers, other than Mr. Maschera, who is an Italian citizen. This plan provides eligible employees an opportunity to save for retirement on both a pre-tax and after-tax basis up to 100% of their eligible pay subject to annual IRS limits. The Company provides eligible employees with a matching contribution equal to:

►	100% of the employee’s contribution for the first 3% of the employee’s total compensation (base salary plus annual incentive award); and
►	50% of the employee’s contribution for the next 2%.

The Named Executive Officers, other than Mr. Maschera, as well as employees who are at a location that is covered by the now- frozen Standex Pension Plan (see below), receive an additional 1% of their eligible pay as a Company contribution regardless of the amount of the employee’s contribution. Some employees receive an additional sliding scale age-based Company contribution if they were employed with the Company on December 31, 2007 and were of a certain age. All eligible employees are immediately 100% vested in all contributions to this plan.

Standex Deferred Compensation Plan

The Standex Deferred Compensation Plan is a non-qualified, “top hat” and unfunded plan maintained for the purpose of permitting a select group of management and highly compensated employees, including Named Executive Officers, other than Mr. Maschera and Mr. Valashinas, to continue saving for retirement once they can no longer make contributions to the Retirement Savings Plan. If a highly compensated employee reaches the IRS compensation limit for the Retirement Savings Plan, the Deferred Compensation Plan allows the employee to continue to save for retirement under nearly identical terms. Eligible employees may defer up to 50% of their base salaries and 100% of their annual bonuses that combined exceed the IRS compensation limit. All Company contributions (match and non-match) are made on the same basis as the Retirement Savings Plan described above.

Deferral elections must be made by December 31st of each year for the upcoming calendar year and all deferral elections are irrevocable. All eligible employees are immediately 100% vested in all contributions to this plan. Employees may elect the timing and form of distribution of the accrued benefits provided that the accrued benefit is greater than $10,000. For accrued benefits of less than $10,000, the distribution will be paid in a lump sum. Distributions will be paid no sooner than six months after termination of employment for our Named Executive Officers, pursuant to the Internal Revenue Code (“IRC”).

Pension Plans

The Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan for highly compensated employees, are the Company’s two pension plans. Both plans were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers, except for Mr. Valashinas, became employed with the Company after this date or were ineligible to participate and are not accruing benefits under either of these plans.

Mr. Valashinas became employed with the Company on October 22, 2007 and was eligible to participate and accrue benefits under the Standex Retirement Plan. Since the plan was frozen shortly after Mr. Valashinas’ commencement of employment, his accumulated benefit under the plan is $839.30 and thus, de minimus.

48 2023 Proxy Statement

Perquisites and Other Benefits

Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. Even though each Named Executive Officer has an employment agreement which sets out an initial term that automatically renews, the executives serve at the will of the Board because the agreements may be terminated for any reason with 30 days’ notice, except for Mr. Maschera, whose particular situation is described below. All of the provisions within the employment agreements were crafted to consider the needs of the Company and the executive’s specific circumstances. The Compensation Committee believes that the employment agreements are an important tool to attract and retain highly qualified executives in a competitive marketplace, while also protecting the Company in the event of an executive’s termination.

In addition to severance provisions, our employment agreements also contain restrictive covenants including a non-compete provision, which precludes an executive from engaging, in any active capacity, in any business other than Standex while they are employed with the Company. This term is vital to ensure that an executive’s attention and focus during their employment is solely on the Company’s business. The non-compete also precludes the executives from engaging in a business that is competitive with the Company. The non-compete clause also contains a non-poaching provision, which restricts a departing executive’s ability to hire then-current employees of the Company. These terms are beneficial to the Company because they safeguard against executives, who know the most about the Company, its businesses, its employees and its markets, using their knowledge to adversely impact the Company after their employment ends.

Until Mr. Maschera’s termination, he had an employment agreement with the Company that incorporated the above aspects. Additionally, Mr. Maschera is an Italian citizen and the employment relationship between Mr. Maschera and the Company was governed by the Contratto Collettivo Nazionale di Lavoro dei Dirigenti Industria (the “Italian NCBA”) and Italian law. Notice periods, severance in lieu of notice, restrictions on termination, and various termination/severance scenarios are prescribed by the Italian NCBA and Italian law. Due to Mr. Maschera’s termination of employment, a settlement agreement was entered into between Mr. Maschera and the Company on June 30, 2023. In exchange for certain payments, as described in more detail in footnote 4 to the “Summary Compensation Table” on page 56, Mr. Maschera released all claims in connection with the termination of his employment and agreed to a 2-year non-compete.

Perquisites

We provide a limited number of perquisites to certain Named Executive Officers, including the CEO. The Compensation Committee designed these perquisites to be competitive and assist in attracting and retaining highly qualified executives. Furthermore, these perquisites also assist the Named Executive Officers in performing their responsibilities. For FY 2023, we provided the following perquisites to certain Named Executive Officers: car allowances, reimbursement of automobile operating expenses (such as gas costs, auto insurance, maintenance and repairs), Mr. Dunbar and Mr. Maschera received reimbursement for tax return preparation and counseling services, and Mr. Maschera also received a travel expense allowance, as per the Italian NCBA. We do not provide gross ups for any attributed income relating to these perquisites.

Change in Control

Our employment agreements contain provisions governing what happens when there is a change in control. The benefits provided to the Named Executive Officers under these provisions, if payable, are in lieu of any other severance benefits. The Compensation Committee believes that these benefits are important to encourage the executives involved in any negotiation or completion of a change in control transaction to act in the best interest of shareholders, without regard for personal interest.

The severance benefits also promote the financial protection and security of an executive’s long-term incentive compensation arrangements in the event of the loss of their positions following a transaction that involves a change in the ownership or control of the Company. None of the severance benefits are triggered if the executive retains their position or a substantially similar position following a change in control. With equity compensation, if the executive is granted an award that substantially mirrors their then-current award, there is no acceleration of that current equity award. This “double trigger” only provides for a payment of benefits if (i) there is a change in control and (ii) the executive is involuntarily terminated or resigns for a specified “good reason.” The Compensation Committee believes that this is appropriate because if an executive retains their position following a change in control, the impact on the executive is not significant enough to warrant the provision of benefits.

The severance benefits include a lump sum payment equal to a multiple of the executive’s annual base salary and annual incentive bonus, accelerated vesting of all outstanding equity awards under the OIP and RSUs under the MSPP and a continuation of life insurance and medical plan benefits for a specified period of time. The Compensation Committee believes that these terms and amounts are customary and reasonable. The Compensation Committee, in consultation with its compensation consultant, periodically reviews these terms to evaluate both their effectiveness and competitiveness.

More detailed information concerning the trigger events and the severance benefits of each Named Executive Officer is discussed below under “Potential Payments upon Termination or Change in Control” starting on page 62.

2023 Proxy Statement 49

Other Compensation Information

Say-on-Pay

Stockholders are afforded the opportunity to cast an advisory vote on an annual basis with respect to the total compensation of our Named Executive Officers. At the 2022 annual meeting, 98.1% of the votes cast on the advisory proposal were voted in its favor. After reviewing the results, the Compensation Committee decided to continue to apply the same general philosophy, compensation objectives and governing principles that it used in FY 2022.

Clawback Provision

In the event that the Company’s financial results for any reporting period require restatement so that the period’s financial performance measures are not met, and the restatement is necessary due to the executives’ misconduct, the OIP gives our Board the discretion and authority to “claw-back” or cancel unpaid annual and long-term incentive awards and to recover excess annual and long-term incentive awards that have been paid to any executive officer. The Compensation Committee adopted a new clawback policy in July 2023 to be in line with new SEC rules and forthcoming NYSE guidelines.

Policy Concerning Transactions Involving Company Securities (Anti-Hedging Policy & Anti-Pledging Policy)

The Company’s anti-hedging and anti-pledging policy prohibits all Named Executive Officers from engaging in certain transactions involving the Company’s securities. Specifically, they are prohibited from engaging in transactions that are intended to offset, in whole or in part, potential loss in value of Company securities. These transactions include, but are not limited to, hedging transactions, buying or selling put or call options, and short sales. In addition, the policy prohibits pledging Company securities. No Named Executive Officer has entered into any such prohibited transaction.

Stock Ownership Guidelines

The Compensation Committee believes that Company executives, including the Named Executive Officers, should have at least a minimum level of Company stock ownership to align their interests with those of Company shareholders. The Compensation Committee has adopted stock ownership guidelines through a competitive analysis prepared by management and reviewed by the compensation consultant. These guidelines require the CEO to maintain stock ownership valued at five times his base salary and require all other executives to maintain stock ownership valued at two times their base salary. Additionally, the guidelines require all non-executive Vice Presidents, Group Presidents and Division Presidents to maintain stock ownership valued at one times their base salary. Until an executive has attained the requisite stock ownership level, the executive is expected to retain at least 50% of the shares they are awarded, net of amounts required to pay taxes. To determine if the guideline amount is met, shares are valued at the average stock price during the 4th quarter of the fiscal year. Shares that are either owned outright or are unvested RSAs are considered owned for the purpose of the guidelines. Neither PSUs awarded under the OIP nor RSUs granted pursuant to a deferral under the MSPP are considered in the calculation of stock ownership.

The required amount under the guidelines is recalculated annually or whenever an executive receives an increase in pay. The Compensation Committee monitors compliance with these stock ownership guidelines on an ongoing basis. The following table shows the stock ownership requirements for each Named Executive Officer.

	Stock Ownership
	Guideline Amount (% of Annual	Required Ownership on	Actual Stock Ownership as
Name	Base Salary)	June 30, 2023 (#) [1]	of June 30, 2023 (#)
David Dunbar	500%	34,100	89,794
Ademir Sarcevic	200%	7,111	9,720
Alan Glass	200%	5,944	17,780
Annemarie Bell	200%	4,891	4,431
Sean Valashinas	200%	4,218	5,832

1	Based on the average price of the Company’s common stock between April 1, 2023 and June 30, 2023 ($132.03). Shares have been rounded to the nearest whole share.

50 2023 Proxy Statement

Basis for Determining Executive Compensation

The Compensation Committee uses a multi-faceted approach to designing the executive compensation program. The approach includes the use of the independent compensation consultant to advise the Compensation Committee on the selection of an appropriate peer group, analysis of the peer group’s practices and compensation levels and recommendations for the Compensation Committee to consider. Compensation levels for specific executives are based on various factors, including the executive’s experience, individual accomplishments and the breadth of the executive’s organizational responsibilities. The Compensation Committee discusses the program with the CEO and the Chief Human Resources Officer to determine the effectiveness of the program in terms of achieving our stated objectives, including whether the current program is achieving desired motivational effects and properly incentivizing the executives.

Executive Compensation Consultant

In FY 2023, the Compensation Committee retained the same independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), which has assisted the Compensation Committee since 2015. Meridian is an internationally recognized executive compensation consulting firm. No other compensation consultant was engaged in FY 2023.

Meridian was retained to assist the Compensation Committee in the development of a compensation peer group and to advise the Compensation Committee on our existing executive compensation program. Meridian provided research, data analyses, survey information and design expertise as part of its services. Meridian also notified the Compensation Committee of regulatory developments and market trends relating to executive compensation practices. Meridian did not determine or recommend the exact amount of compensation for any Named Executive Officer. From time to time, Meridian also performs an analysis of independent director compensation.

For FY 2023, Meridian conducted a competitive assessment of our executive compensation program (including design, features and target pay opportunities) against our compensation peer group. Based on Meridian’s assessment, the Compensation Committee determined that our executive compensation program is reasonable and appropriate when compared to our peer group.

The Compensation Committee, in determining whether to continue retaining Meridian for FY 2023, assessed Meridian’s independence under the NYSE’s listing standards. Meridian provided the Compensation Committee with confirmation of its independent status under the NYSE’s standards. As such, the Compensation Committee believes that Meridian is independent and that there is no conflict of interest between Meridian and the Company, the Company executives, the Compensation Committee or its members.

Peer Group

The following selection criteria were used to establish the Company’s FY 2023 compensation peer group:

►	The company should be an industrial and technology manufacturing company;
►	The company should have revenues between 1/3 and 3 times the Company’s revenue;
►	The company should have multiple business units; and
►	The company should serve global markets.

Based on this selection criteria, our FY 2023 peer group consisted of the following 17 companies:

Albany International Corporation	Enpro Industries, Inc.	L.B. Foster Company
Altra Industrial Motion Corporation	ESCO Technologies, Inc.	NN, Inc.
Barnes Group, Inc.	Franklin Electric Co., Inc.	Proto Labs, Inc.
Chart Industries, Inc.	Helios Technologies, Inc.	RBC Bearings, Inc.
CIRCOR International, Inc.	Hurco Companies, Inc.	TriMas Corporation
Enerpac Tool Group Corp.	Kadant, Inc.

The Compensation Committee, with Meridian’s assistance, routinely reviews the selection criteria and the peer group companies to achieve a relative size positioning that is within a competitive range of median, that is, between the 40th and 60th percentile of the peer group companies.

For FY 2023 compensation, Lydall, Inc. and Welbilt, Inc. were removed from the FY 2022 peer group due to actual or pending acquisitions. In April 2023, the Compensation Committee reviewed the peer group and, for FY 2024, removed Altra Industrial Motion Corporation, due to it being acquired, and Franklin Electric Co., Inc., due to business fit and revenue range. Since this brought the peer group down to 15 companies, 4 additional companies were then added (Astronics Corporation; Columbus McKinnon Corporation; CTS Corporation; and Vishay Precision Group, Inc.).

2023 Proxy Statement 51

Risk in Compensation Programs

The Compensation Committee regularly monitors and reviews the executive compensation program to determine the program’s effectiveness at achieving the stated objectives and principles. In August 2023, the Compensation Committee conducted its annual review of the executive compensation policies and practices and assessed whether the current incentives could lead to excessive or inappropriate risk taking by the executives. Following the review, the Compensation Committee concluded that the Company’s executive compensation program elements, when considered both separately and as a whole, are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted the following factors:

►

Compensation elements are mixed. The executive compensation program has a balanced mix of base salary, annual cash incentive awards and long-term equity incentive awards. The mix between the elements decreases the dependency on one form of compensation over other forms and thus provides executives with an incentive to perform at high levels, both in the short-term and long-term.

►

Incentive award metrics contain both short and long-term goals. The annual incentive award is contingent upon the attainment of pre-established short-term corporate, business and financial objectives, while the long-term incentive award is based on long-term stock growth as well as the attainment of financial performance goals. This balance between short and long-term goals reduces the incentive to prioritize short-term performance at the expense of long-term growth.

►

Short-term and long-term performance metrics differ. The performance metrics used to determine the amount of annual incentive awards are different than the performance metrics used to determine the amount of long-term incentive awards. This helps avoid excessive risk-taking to achieve one performance objective at the detriment of other objectives.

►

Annual incentive awards are capped. The total annual incentive award is capped at 200% of target, which reduces the incentive to engage in unnecessarily risky behavior in any given year at the expense of long-term growth.

►

Long-term incentives are completely equity-based. All long-term incentive awards are paid in the form of shares and are only paid if an executive remains employed with the Company at the time of vesting. This practice aligns the executive’s interests with those of shareholders and reduces the likelihood that an executive will act in a way that is detrimental to the long-term stock growth of the Company.

►

Long-term performance metrics are based on corporate objectives. The performance metrics for long-term incentive awards are based on overall corporate performance rather than individual business unit performance. This reduces the risk that business unit heads will engage in conduct that inflates their business unit performance, but does not benefit the Company, as a whole, in the long-term.

►

Incentives have performance thresholds. The annual incentive award and the PSUs granted under the OIP have threshold payout levels, which ensures that incentive compensation is reduced or eliminated completely if the minimum performance levels are not achieved.

►

Compensation is benchmarked. The Compensation Committee benchmarks compensation against the peer group to ensure that the compensation program elements and payout levels are consistent with industry practice.

►

Compensation can be recouped. The Board is empowered to “claw-back” any portion of the annual or long-term incentive compensation attributable to misconduct or financial misstatement in the event of a financial restatement.

►

Executives have ownership requirements. Our executives are subject to stock ownership guidelines, which require executives to maintain ownership of a certain amount of Company stock during their employment. This encourages executives to focus on sustainable long-term growth and aligns the interests of our executives with those of our shareholders.

52 2023 Proxy Statement

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Prior to the 2022 annual meeting, the members of the Compensation Committee were Charles H. Cannon, Jr., Thomas E. Chorman, Jeffrey S. Edwards and Michael A. Hickey. As of October 27, 2022, the Compensation Committee membership was realigned and the members became: Robin J. Davenport, B. Joanne Edwards, Jeffrey S. Edwards, and Michael A. Hickey.

None of these directors has ever been an employee or officer of the Company. None of our executive officers serves as a member of the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of our Board or Compensation Committee.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

2023 Proxy Statement 53

Compensation Tables

Summary Compensation Table

The following table sets forth compensation information for fiscal years 2021, 2022 and 2023 for our Named Executive Officers – the individuals who served during FY 2023 as CEO and CFO and three other highly compensated executive officers of the Company. Additionally, the table contains compensation information for Mr. Burns and Mr. Maschera, who both would have been our NEOs if not for the termination of their employment prior to June 30, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Non-Equity Incentive Plan Compensation ($) [2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [3]	All Other Compensation ($) [4]	Total ($)
David Dunbar	2023	892,597	-	3,405,266	471,302	164,579	164,853	5,098,597
President and CEO	2022	869,130	-	3,435,322	675,770	-	155,513	5,135,735
	2021	864,870	-	3,681,435	772,961	355,262	110,204	5,784,732
Ademir Sarcevic	2023	465,330	-	799,455	255,565	3,341	46,848	1,570,539
Vice President, CFO	2022	449,798	-	679,507	447,954	-	29,098	1,606,357
and Treasurer	2021	433,675	-	894,037	396,649	949	26,638	1,751,948
Alan Glass	2023	388,967	-	536,910	96,789	7,507	52,462	1,082,635
Vice President, CLO	2022	375,984	-	607,643	148,003	-	51,037	1,182,666
and Secretary	2021	365,907	-	675,728	171,298	7,470	33,680	1,254,084
Annemarie Bell [5]	2023	311,512	-	225,923	177,054	126	19,689	734,304
Chief Human	2022	-	-	-	-	-	-	-
Resources Officer	2021	-	-	-	-	-	-	-
Sean Valashinas [6]	2023	275,783	-	154,791	68,018	-	18,140	516,731
Vice President, Chief	2022	-	-	-	-	-	-	-
Accounting Officer	2021	-	-	-	-	-	-	-
Paul Burns [7]	2023	285,088	175,000 [8]	392,302	-	4,688	24,155	881,233
Former VP of Strategy and	2022	375,984	-	451,256	265,769	-	20,164	1,113,173
Business Development	2021	365,907	-	413,611	316,709	-	28,732	1,124,959
Flavio Maschera [9]	2023	292,824	-	245,835	-	-	1,312,086	1,850,745
Former VP, Chief Innovation	2022	348,312	-	432,713	123,056	-	14,753	918,834
& Technology Officer	2021	-	-	-	-	-	-	-

Footnotes on following pages.

54 2023 Proxy Statement

1

This column includes the grant date fair value (calculated in accordance with FASB ASC 718) of the long-term incentive awards under the Company’s long-term incentive program (RSAs and PSUs) and RSUs that an executive received pursuant to a deferral election under the MSPP. The assumptions used in the valuation of the RSUs received pursuant to a deferral election under the MSPP were as follows:

Risk-free interest rate:	4.519%
Expected life of option grants:	3 years
Expected stock value volatility:	29.47%
Expected quarterly dividends:	$0.28 per share

The grant date fair value of these three separate equity awards is as follows:

	Grant Date Fair Value of Annual Incentive Deferred Pursuant to MSPP ($)	Grant Date Fair Value of Restricted Stock Awards under the OIP ($)	Grant Date Fair Value of Performance Share Unit Awards under the OIP ($)	Total ($)
David Dunbar	704,149	1,080,409	1,620,709	3,405,266
Ademir Sarcevic	95,457	351,999	351,999	799,455
Alan Glass	144,608	196,151	196,151	536,910
Annemarie Bell	-	112,961	112,961	225,923
Sean Valashinas	43,552	55,619	55,619	154,791
Paul Burns [a]	-	196,151	196,151	392,302
Flavio Maschera [b]	-	122,917	122,917	245,835

a	In connection with Mr. Burns’ termination, he forfeited all unvested equity awards that he held at the time, including all previously granted RSAs and PSUs.

b

Mr. Maschera’s grants under the OIP are based on his FY 2023 base salary as converted from Euros to USD using the August 23, 2022 exchange rate of 0.9971. In connection with his termination, he forfeited all unvested equity awards that he held at the time, including all previously granted RSAs and PSUs.

The value of performance-based awards is based on the probable outcome of the performance conditions as of the grant date. The payout for FY 2021 grants was 232.4% of the target levels. The payout for FY 2022 and FY 2023 grants will be determined in FY 2024 and FY 2025, respectively. The probable outcome for FY 2021, FY 2022 and FY 2023 grants of performance-based awards was estimated at the target payout level, or 100%, at the time of grant. The following table shows the grant date fair value of the performance share units granted in FY 2023 at the target level included in the Summary Compensation Table above and the potential maximum grant date fair value. As described in the Compensation Discussion and Analysis, awards have a maximum payout level of 200% and are further subject to the TSR modifier, which, at its maximum level, can increase the payout by a further 25% of payout, for a combined maximum payout level of 250% of target.

	Grant Date Fair Value of Performance Share Awards under the OIP ($)	Potential Maximum Grant Date Fair Value ($)
David Dunbar	1,620,709	4,051,772
Ademir Sarcevic	351,999	879,998
Alan Glass	196,151	490,377
Annemarie Bell	112,961	282,404
Sean Valashinas	55,619	139,048
Paul Burns [a]	196,151	490,377
Flavio Maschera [b]	122,917	307,293

a	In connection with Mr. Burns’ termination, he forfeited all unvested equity awards that he held at the time, including all previously granted PSUs.

b

Mr. Maschera’s PSU grant is based on his FY 2023 base salary as converted from Euros to USD using the August 23, 2022 exchange rate of 0.9971. In connection with his termination, he forfeited all unvested equity awards that he held at the time, including all previously granted PSUs.

2

This column shows the amounts earned in cash under our annual incentive opportunity. Some of our Named Executive Officers elected to defer a portion of their annual incentive award under the MSPP. The values of these deferrals are contained in the stock awards column and further explained above in footnote (1).

3

This column includes the above-market earnings of the Named Executive Officer’s accumulated benefit under the Standex Deferred Compensation Plan. Mr. Valashinas has an accumulated benefit under the now-frozen Standex Pension Plan. The accumulated benefit is de minimus in value and thus is not included here.

2023 Proxy Statement 55

4	This column includes the following compensation:

	401(k) Contributions ($)	Non-qualified Deferred Compensation Contribution ($)	Life Insurance Premium ($)	Perquisites & Personal Benefits ($) [a]	Severance ($) [b]	Holiday ($) [c]	Total ($)
David Dunbar	16,500	95,707	16,236	36,410	-	-	164,853
Ademir Sarcevic	9,336	23,802	1,710	12,000	-	-	46,848
Alan Glass	15,591	18,658	6,213	12,000	-	-	52,462
Annemarie Bell	11,585	1,892	6,213	-	-	-	19,689
Sean Valashinas	15,518	-	2,622	-	-	-	18,140
Paul Burns	17,047	3,898	3,210	-	-	-	24,155
Flavio Maschera	-	-	2,714	14,086	1,262,327	32,959	1,312,086

a

Mr. Dunbar has an automobile allowance of which he used $14,900. Mr. Dunbar also received tax preparation reimbursement in the amount of $21,510. Mr. Sarcevic and Mr. Glass have an automobile allowance of $12,000. Prior to Mr. Maschera’s termination, he received an automobile allowance in the amount of €1,811 ($1,977); travel benefits in the amount of €7,480 ($8,164) and tax preparation services in the amount of €3,615 ($3,945) (as converted from Euros to USD based on the June 30, 2023 exchange rate of 1.0914). No other Named Executive Officer received total perquisites and personal benefits exceeding $10,000.

b

Mr. Maschera received the following payments, under a settlement agreement, due to the termination of his employment: €285,528 in consideration of the 24-month post-employment non-compete covenant from his employment agreement payable in monthly installments from the date of termination — €35,691 of this was paid in FY 2023 and reported herein; €427,207 for indemnity in lieu of notice; €386,606 as an incentive to leave; and €20,000 for legal fees in connection with negotiation of the severance agreement. Mr. Maschera also received €287,109 as trattamento di fine rapporto. Trattamento di fine rapporto is an entitlement under the Italian NCBA and is accumulated via deferred salary payments, similar to a nonqualified deferred compensation plan. Mr. Maschera deferred €57,453 of his trattamento di fine rapporto into his pension fund, while the remainder was paid to Mr. Maschera directly. The value reported herein is converted from Euro to USD based on the June 30, 2023 exchange rate of 1.0914.

c

Mr. Maschera also received a payout of accrued but unused vacation time in the amount of €30,199. The value reported herein is converted from Euro to USD based on the June 30, 2023 exchange rate of 1.0914.

5	Compensation for Ms. Bell is provided only for FY 2023 because she was not an NEO for FY 2022 or FY 2021.

6	Compensation for Mr. Valashinas is provided only for FY 2023 because he was not an NEO for FY 2022 or FY 2021.

7

Mr. Burns’ employment with Standex terminated on March 24, 2023 and as a result, Mr. Burns ceased to participate in the Company’s annual incentive program and did not receive an FY 2023 annual incentive award. In addition, Mr. Burns forfeited all unvested equity awards he held at the time and ceased to participate in the OIP. Mr. Burns did receive the cash value of deferrals of prior annual incentive awards under the MSPP. Such values are not reported here as they were accounted for in prior fiscal years.

8	Mr. Burns received a one-time cash bonus for the successful divestiture of the Procon business.

9

Mr. Maschera was promoted to an officer of the Company on October 27, 2021, so his compensation for FY 2021 is not reported here. Mr. Maschera’s salary for FY 2023 is based on the salary he received prior to his termination, as converted from Euro to USD based on the June 30, 2023 exchange rate of 1.0914. The exchange rate used for the “Stock Awards” column is detailed in footnote (1) above. The exchange rate used for the “All Other Compensation” column is detailed in footnote (4) above. Mr. Maschera’s employment with Standex terminated on March 30, 2023 and as a result, Mr. Maschera ceased to participate in the Company’s annual incentive program and did not receive an FY 2023 annual incentive award. In addition, Mr. Maschera forfeited all unvested equity awards he held at the time and ceased to participate in the OIP. Mr. Maschera did receive the cash value of deferrals of prior annual incentive awards under the MSPP. Such values are not reported here as they were accounted for in prior fiscal years.

56 2023 Proxy Statement

Grants of Plan-Based Awards

The following table sets forth information with respect to FY 2023 plan-based awards granted to our Named Executive Officers for the year ended June 30, 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards [2]			Estimated Payouts Under Equity Incentive Plan Awards [3]			All Other Stock Awards:
									Number of Shares of
	Grant	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Total
Name	Date	Date [1]	($)	($)	($)	(#)	(#)	(#)	Units [4]	($) [5]
David Dunbar
Annual Incentive			472,720	945,440	1,890,880
OIP - PSU	8/23/22					8,465	16,930	33,860		1,620,709
OIP - RSA	8/23/22								11,286	1,080,409
Ademir Sarcevic
Annual Incentive			152,558	305,115	610,230
OIP - PSU	8/23/22					1,839	3,677	7,354		351,999
OIP - RSA	8/23/22								3,677	351,999
Alan Glass
Annual Incentive			107,903	215,807	431,614
OIP - PSU	8/23/22					1,025	2,049	4,098		196,151
OIP - RSA	8/23/22								2,049	196,151
Annemarie Bell
Annual Incentive			88,793	177,587	355,174
OIP - PSU	8/23/22					590	1,180	2,360		112,961
OIP - RSA	8/23/22								1,180	112,961
Sean Valashinas
Annual Incentive			48,731	97,461	194,922
OIP - PSU	8/23/22					291	581	1,162		55,619
OIP - RSA	8/23/22								581	55,619
Paul Burns
Annual Incentive			107,903	215,807	431,614
OIP - PSU	8/23/22					1,025	2,049	4,098		196,151
OIP - RSA	8/23/22								2,049	196,151
Flavio Maschera
Annual Incentive [6]			101,542	203,084	406,168
OIP - PSU [7]	8/23/22					642	1,284	2,568		122,917
OIP - RSA [8]	8/23/22								1,284	122,917

1	The date on which the Compensation Committee took action for the grant of all of the plan-based awards was 8/22/2022.

2023 Proxy Statement 57

2

The amounts in these columns indicate the threshold, target and maximum amounts payable under the annual incentive opportunity. The annual incentive opportunity amounts are based on the achievement of specific financial performance metrics and individual strategic goals. The annual incentive opportunity metrics are discussed under “Annual Incentive Opportunity” on page 40. Payouts range from 50% of target for the attainment of threshold levels to 200% of target for the attainment of superior performance levels. If threshold levels are not met, no annual incentive opportunity is paid.

The amounts reported herein do not take into account any deferral elections under the MSPP. Prior to June 30, 2022, most of our Named Executive Officers elected to defer a portion of their annual incentive opportunity into the receipt of discounted shares under the MSPP. Such shares were delivered on August 23, 2023, and, for accounting purposes, are considered stock grants in FY 2024.

The amount the executives actually received and the amounts they elected to defer for FY 2023 are discussed under the “Annual Incentive Opportunity” and “Management Stock Purchase Plan” sections of the CD&A.

3

The amounts in these columns indicate the threshold, target and maximum amounts payable under the OIP for PSUs. The OIP PSU amounts are based on the achievement of specific financial performance metrics over a three-year performance period. Payouts range from 50% of target for the attainment of threshold levels, to 200% of target for the attainment of superior performance levels, subject to a relative TSR modifier, as explained in the CD&A, where such modifier can either increase or decrease the payout by up to 25% for a maximum payout of 250% of target. If threshold levels are not met, no shares vest.

4	The amounts shown in this column reflect the number of RSAs granted to each Named Executive Officer pursuant to the OIP.

5

These amounts represent the grant date fair value, as determined under FASB ASC Topic 718. For the PSU awards under the OIP, the fair value assumes performance and payout at the target level, and further assumes relative TSR performance at the median of the peer group and thus, does not include any modifier.

6	Mr. Maschera’s annual incentive opportunity values are based on his FY 2023 base salary of €352,465 as converted from Euros to USD using the June 30, 2022 exchange rate of 1.0476.

7	Mr. Maschera’s PSU grant is based on his FY 2023 base salary of €352,465 as converted from Euros to USD using the August 23, 2022 exchange rate of 0.9971.

8	Mr. Maschera’s RSA grant is based on his FY 2023 base salary of €352,465 as converted from Euros to USD using the August 23, 2022 exchange rate of 0.9971

58 2023 Proxy Statement

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to equity awards that were outstanding as of June 30, 2023. The Company has not awarded stock options since 2003 and there are no outstanding option awards. Neither Mr. Burns nor Mr. Maschera had any outstanding equity awards on June 30, 2023 due to the termination of their employment.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) [1]	Market Value of Shares or Units of Stock That Have Not Vested ($) [2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [4]
David Dunbar	116,214	14,656,628	62,426	8,831,406
Ademir Sarcevic	26,357	3,592,222	14,122	1,997,839
Alan Glass	19,884	2,419,416	7,870	1,113,369
Annemarie Bell	5,201	735,762	4,016	568,144
Sean Valashinas	5,855	729,705	2,228	315,195

1

The outstanding stock awards presented in this column include: RSAs awarded under the OIP, which remain subject to service-based vesting conditions; PSUs awarded in FY 2021 under the OIP, which have been earned (and are included at the earned payout percentage) but are subject to service-based vesting conditions; RSUs granted pursuant to an MSPP deferral; and discretionary RSA grants. These awards are scheduled to vest as follows:

Vest Date	David Dunbar	Ademir Sarcevic	Alan Glass	Annemarie Bell	Sean Valashinas
8/23/2023	6,936	2,353	1,312	669	371
9/6/2023	77,095	19,031	11,844	3,469	3,709
8/23/2024	17,794	3,747	3,718	669	927
8/23/2025	14,389	1,226	3,010	394	848
Total	116,214	26,357	19,884	5,201	5,855

2

The market values in this column are calculated using a price of $141.47 per share, the closing price of the Company’s common stock on June 30, 2023, less the value of an executive’s deferral under the MSPP.

3

The shares presented in this column are performance share units granted in fiscal years 2022 and 2023 for the three-year performance periods ending on June 30, 2024 and June 30, 2025, respectively. These units will vest if certain targets are met during the applicable performance period. See “Long-Term Incentive Plan” starting on page 45 for more information. For both FY 2022 PSUs and FY 2023 PSUs, the number of shares reported in this column are based on achieving the “superior” level of performance because our financial performance for the last completed performance period (FY 2021 - FY 2023) was above superior levels. The reported number of shares assumes relative TSR performance at the median of the peer group and thus, does not include any modifier.

4	The values shown in this column are calculated using a price of $141.47 per share, the closing price of the Company’s common stock on June 30, 2023.

2023 Proxy Statement 59

Options Exercised and Stock Vested

The following table sets forth information about option exercises and the vesting of stock during the fiscal year. The Company has not awarded stock options since 2003, so no options are reported. The stock vested during the fiscal year represents PSUs and RSAs granted under the OIP and RSUs granted from an MSPP deferral.

		Stock Awards
	Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [1]
David Dunbar		49,022	3,997,020
Ademir Sarcevic		13,303	1,152,477
Alan Glass		8,669	696,743
Annemarie Bell		2,024	176,382
Sean Valashinas		2,291	187,889
Paul Burns		8,436	688,768
Flavio Maschera		4,732	363,968

1

The value realized on vesting for the three stock categories was calculated as follows. For PSUs and RSAs granted under the OIP that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date. For RSUs issued pursuant to an MSPP deferral that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date less the value the executive paid under the deferral.

Pension Benefits

The Company’s two pension plans, the Standex Retirement Plan and the Standex Supplemental Retirement Plan, were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers, except for Mr. Valashinas, became employed with the Company after this date or were ineligible to participate and are not accruing benefits under either of these plans.

Mr. Valashinas became employed with the Company on October 22, 2007 and was eligible to participate and accrue benefits under the Standex Retirement Plan. Since the plan was frozen shortly after Mr. Valashinas’ commencement of employment, his accrued benefit under the plan is $839.30 and thus is de minimus.

60 2023 Proxy Statement

NonQualified Deferred Compensation

The following table contains compensation information relating to the Company’s nonqualified deferred compensation plan. For a description of the Standex Deferred Compensation Plan, including material factors, see “Standex Deferred Compensation Plan” on page 48.

Name	Executive Contributions in Last FY ($) [1]	Registrant Contributions in Last FY ($) [2]	Aggregate Earnings in Last FY ($) [3]	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE ($) [4]
David Dunbar	95,707	95,707	247,041	-	1,721,542
Ademir Sarcevic	44,502	23,802	7,408	-	84,891
Alan Glass	67,358	18,658	15,895	-	175,103
Annemarie Bell	-	1,892	257	-	2,725
Sean Valashinas	-	-	-	-	-
Paul Burns	-	3,898	4,924	43,678	-
Flavio Maschera	-	-	-	-	-

1	All amounts in this column are included in the salary and non-equity incentive plan compensation columns of the “Summary Compensation Table” above.

2	All amounts in this column are included in the other compensation column and detailed in footnote (4) of the “Summary Compensation Table” above.

3

The amount of aggregate earnings is reported in the change in pension value and nonqualified deferred compensation plans column of the “Summary Compensation Table” to the extent the aggregate earnings exceeded 120% of the applicable federal rate or a loss was reported. The reported amounts are as follows:

Above-Market Earnings Reported in the Summary Compensation Table ($)
David Dunbar	164,579
Ademir Sarcevic	3,341
Alan Glass	7,507
Annemarie Bell	126
Sean Valashinas	-
Paul Burns	4,688
Flavio Maschera	-

4	The aggregate balance includes amounts that were reported in previous Summary Compensation Tables as follows:

Amounts Previously Reported ($)
David Dunbar	1,468,194
Ademir Sarcevic	11,159
Alan Glass	84,838
Annemarie Bell	-
Sean Valashinas	-
Paul Burns	92,175
Flavio Maschera	-

2023 Proxy Statement 61

Potential Payments upon Termination or Change in Control

Employment Agreements

The following table lists the compensation and benefits that an executive would generally be provided in various scenarios involving a termination of employment. The amounts denoted in the table are for the CEO, Mr. Dunbar. Where the amounts or time periods differ between Mr. Dunbar and the other executives, the differences are explained in a footnote.

Termination Scenario
Compensation Element	Death	Disability [1]	Retirement [2]	Termination with Cause [3]	Termination without Cause [4]	Termination due to Change in Control [5]
Base Salary	Ceases immediately	Continuation for 2 years [6]	Ceases immediately	Ceases immediately	Continuation for 2 years [7]	Ceases immediately
Severance Pay	None	None	None	None	None	Lump sum equal to 3 times base salary [8]
Annual Incentive	Prorated for the year	Prorated for the year	Prorated for the year	None	None [9]	Lump sum equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award [10]
Restricted Stock [11]	Awards vest immediately	Awards vest immediately	Awards vest immediately	Forfeited	Forfeited	Awards vest immediately
PSUs [12]	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Forfeited	Forfeited	Awards vest immediately
Deferred Compensation [13]	Payable immediately	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants	Distributions 6 months per election	Payable immediately
Health, Welfare and Other Benefits [14]	None	Medical and dental coverage for 1 year [15]	None	None	Medical and dental coverage for 1 year [16]	Life insurance and medical benefits coverage for 3 years [17]

1

Disability is defined as a condition where the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2

Retirement is defined as a voluntary termination of employment when either (i) the executive has reached age 55 and has at least 10 years of service with Standex, or (ii) the executive has reached age 65.

3

Termination with cause, under the terms of the executives’ employment agreements, is defined as a termination by Standex for the executive’s material breach of the employment agreement. A material breach is (i) an act of dishonesty which is intended to enrich the executive at the Company’s expense, or (ii) the willful, deliberate and continuous failure to perform the executive’s duties after being properly demanded to do so.

4	Termination without cause is a termination by Standex where the executive has not committed a material breach of the employment agreement.

62 2023 Proxy Statement

5

A change in control is defined as an event where (i) any person or group (as used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of at least a majority of the equity securities of Standex entitled to vote for members of the Board of Directors; (ii) Standex is a party to a merger or consolidation, which results in Standex voting securities representing less than a majority of the resulting voting securities; (iii) the sale or disposition of all or substantially all of Standex’s assets; or (iv) a greater than 75% change in the composition of the Board of Directors during a consecutive 12-month period.

An executive would be entitled to the payments described in this column after such a change in control only if, within 2 years of the change in control, either (i) the executive is terminated without cause,(a) or (ii) the executive voluntarily terminates their employment for “good cause.” (b)

(a)

Termination without cause is any termination by Standex other than a termination where there is conclusive evidence of substantial and indisputable intentional personal malfeasance in office, such as a conviction for embezzlement of Standex funds.

(b)

Good cause for Mr. Dunbar is defined as any of the following: (i) the assignment to any position other than President & CEO; (ii) any change in the reporting relationship such that he is no longer reporting solely to the Board of Directors; (iii) any reduction in the budget which results in him no longer having 100% control over the budget; (iv) any material diminution of base salary or incentive compensation; (v) any change in the location of employment to a location greater than 10 miles from the present location; and (vi) any other action or inaction of Standex that constitutes a material breach of the employment agreement.

Good cause for the other executives is defined as any of the following: (i) a change in their general area of responsibility; (ii) a change in their title; (iii) a change in the place of employment; and (iv) a decrease in base salary or diminished benefits.

6

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. Mr. Glass’ and Ms. Bell’s employment agreements provide for a continuation of base salary for a period of 1 year. Mr. Sarcevic and Mr. Valashinas do not receive a continuation of base salary upon termination due to a disability.

7

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The other executives’ employment agreements provide for a continuation of base salary for a period of 1 year.

8

Mr. Dunbar’s employment agreement provides for a lump sum severance payment in the amount of 3 times his then-current base salary. The remaining executives’ employment agreements provide for a lump sum severance payment in the amount of 2 times their then-current base salary.

9	On a go-forward basis, the Compensation Committee has approved that all executives would receive their annual incentive opportunity at target in the event of a termination without cause.

10

Mr. Dunbar’s employment agreement provides for an annual incentive payment equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award. The remaining executives’ employment agreements provide for an annual incentive payment equal to 2 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award. Mr. Valashinas’ agreement also specifies a lump sum payment equivalent to the greater of (i) the current FY’s target incentive awards or (ii) the level of bonus accrual on the Company’s books as of the date of termination.

11	Included in the restricted stock category are both RSAs that an executive received pursuant to a grant under the OIP and RSUs that an executive received pursuant to a deferral under the MSPP.

12

For PSUs, except in the case of a termination for cause, without cause or due to a change in control, the PSUs are converted to shares of unrestricted stock once the performance period has ended and the Compensation Committee has determined the requisite payout in accordance with the performance levels. The number of PSUs that is converted is prorated to the date of the executive’s termination.

13	See the “Standex Deferred Compensation Plan” section on page 48 for more information about the plan and distribution options.

14

Mr. Valashinas has an accumulated benefit under the now-frozen Standex Pension Plan. In every termination scenario, Mr. Valashinas would be entitled to a lump sum payment of his accumulated benefit amount under the Standex Pension Plan. The payment would be made in a lump sum due to the accumulated benefit value being less than $1,000.

15

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The other executives’ employment agreements do not provide for any health or welfare benefit continuation.

16

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. Mr. Valashinas’ employment agreement provides for a reimbursement of COBRA premiums for a period of 1 year. The other executives’ employment agreements do not provide for any health or welfare benefit continuation.

17

Mr. Dunbar’s employment agreement provides for a continuation of medical and life insurance benefits for a period of 3 years. The other executives’ employment agreements provide for a continuation of medical and life insurance benefits for a period of 2 years.

2023 Proxy Statement 63

Quantification of Potential Payments

The following table contains compensation information relating to the potential payments that an executive would receive in the various scenarios described above if the executive was terminated due to a triggering event on June 30, 2023. All such potential payments are largely based on the executive’s employment agreement with the Company, with the remaining payments based on award agreements under the OIP. Payments due to any executive upon actual termination of employment can only be determined at the time of termination. There can be no assurance that an actual termination or change in control would produce the same or similar results as those described below if it were to occur on any other date or if the actual circumstances at the time of termination were different. Potential payouts for Mr. Burns and Mr. Maschera are not included herein as their employment was terminated prior to June 30, 2023.

Triggering	Compensation	Payout ($) [1]
Event	Component	David Dunbar	Ademir Sarcevic	Alan Glass	Annemarie Bell	Sean Valashinas [2]
	Annual Incentive	942,604	319,456	193,579	177,054	97,169
Death	Acceleration of Outstanding Equity Awards	14,656,628	3,592,222	2,419,416	735,762	729,705
	Pro-rata Performance Share Vesting [3]	13,400,941	3,290,482	1,833,527	707,704	574,524
	Total	29,000,173	7,202,159	4,446,522	1,620,520	1,402,237
	Termination Payment - Salary	1,800,838	469,408	392,376	322,885	278,460
	Annual Incentive	942,604	319,456	193,579	177,054	97,169
Disability	Acceleration of Outstanding Equity Awards	14,656,628	3,592,222	2,419,416	735,762	729,705
	Pro-rata Performance Share Vesting [3]	13,400,941	3,290,482	1,833,527	707,704	574,524
	Health & Welfare Benefits	15,839	-	-	-	-
	Total	30,816,850	7,671,567	4,838,898	1,943,405	1,679,858
	Annual Incentive	942,604	319,456	193,579	177,054	97,169
Retirement	Acceleration of Outstanding Equity Awards	14,656,628	3,592,222	2,419,416	735,762	729,705
	Pro-rata Performance Share Vesting [3]	13,400,941	3,290,482	1,833,527	707,704	574,524
	Total	29,000,173	7,202,159	4,446,522	1,620,520	1,402,237
Termination Without Cause by the Company	Termination Payment - Salary	1,800,838	469,408	392,376	322,885	278,460
	Health & Welfare Benefits	15,839	-	-	-	22,125
	Total	1,816,677	469,408	392,376	322,885	301,424
	Severance Pay	2,701,257	938,816	784,752	645,770	556,920
	Annual Incentive	4,054,623	895,909	592,011	410,818	375,094
Change in Control [4]	Acceleration of Outstanding Equity Awards [5]	19,072,331	4,591,141	2,976,101	1,019,834	887,303
	Health & Welfare Benefits	59,612	48,089	43,181	29,268	48,089
	Total	25,887,823	6,473,955	4,396,045	2,105,691	1,868,245

1	The payout values for equity awards are based on the closing price of the Company’s stock on June 30, 2023 ($141.47).

64 2023 Proxy Statement

2

In every termination scenario, Mr. Valashinas would be entitled to a lump sum payment of his accumulated benefit amount under the Standex Pension Plan in the amount of $839.30. This value is included in the totals but not listed separately in the table.

3	The pro-rata performance share vesting is based on the following:

For FY 2021 PSU awards, the number of shares used in the calculation is based on the certified performance percentage of 232.4%.

For FY 2022 PSU awards, the number of shares used in the calculation is based on achievement of superior performance and pro-rated at 2/3 since the termination event is 2/3 of the way through the performance period.

For FY 2023 PSU awards, the number of shares used in the calculation is based on achievement of superior performance and pro-rated at 1/3 since the termination event is 1/3 of the way through the performance period.

4

Upon a change in control, if the termination payments are triggered and exceed the amounts prescribed under IRC Section 280G such that the Company will be required to pay a tax under IRC Section 4999, the payment will be reduced to an amount such that the payment does not exceed IRC Section 280G.

5

Upon a change in control, outstanding RSAs under the OIP and RSUs awarded under the MSPP immediately vest at awarded amounts. For PSUs in general, outstanding awards vest at the higher of target or actual performance through the CIC event. For purposes of the calculation, FY 2021 PSU awards, the number of shares is based on the certified performance percentage of 232.4%, while for FY 2022 and FY 2023 PSU awards, the number of shares is based on target.

CEO Pay Ratio Disclosure

As required by the SEC rules, we are providing the following information to show the ratio between the annual total compensation of our CEO in FY 2023 and the annual total compensation of the median employee of the Company.

As of June 30, 2023, Standex has approximately 3,900 employees in 57 locations across 19 countries. Approximately 68% of our employee population is located outside of the United States and approximately 66% of our global workforce is paid on an hourly basis. The median annual total compensation disclosed below is based on the Company’s global workforce and is not designed to capture the median compensation of Standex’s US employees. In order to attract and retain employees globally, we pay what we believe to be market competitive rates in each market where we operate. Our pay ratio below is a reasonable estimate that has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

As allowed by the SEC regulations, we have used the same median employee for the past three years. As required, for FY 2023, we have identified a new median employee for FY 2023. We used our global population as of June 30, 2023, including all global full- time, part-time and temporary employees, including newly hired employees, that were employed on that date. In determining our median employee, we used base annual salary during the period July 1, 2022 through June 30, 2023. All international employees’ base annual salaries were converted to USD from local currencies using exchange rates as of June 30, 2023. We determined that the median employee was a full-time, hourly employee in our Electronics division, located in the United Kingdom.

For FY 2023, our median employee’s total compensation was £23,394, as calculated in accordance with Item 402(c)(2)(x) of Reg. S-K. This total compensation converted to USD is $31,941, using the June 30, 2023 GBP to USD exchange rate of 1.2699. Our CEO’s annual total compensation for FY 2023, as reported and detailed in the Summary Compensation Table was $5,098,597. Based on this information, the ratio of these two annual total compensations was estimated to be 160 to 1.

2023 Proxy Statement 65

Pay Versus Performance

PvP Table

As required by the SEC rules, we are providing the following information about the relationship between Compensation Actually Paid (“CAP”) to our CEO, Mr. Dunbar, and other NEOs and certain financial performance metrics of Standex using the methodology that has been prescribed by the SEC.

					Value of Initial Fixed $100
			Average		Investment Based on:
	Summary		Summary	Average		Peer Group		Company
	Compensation	Compensation	Compensation	Compensation	Total	Total		Selected
	Table Total for	Actually Paid	Table Total for	Actually Paid	Shareholder	Shareholder	Net	Measure
	PEO	to PEO	Other NEOs	to Other NEOs	Return	Return	Income	EBITDA
Year	($) [1]	($) [2]	($) [3]	($) [2]	($)	($) [4]	($)	($) [5]
2023	5,098,597	13,895,157	1,106,031	1,453,920	253.88	182.76	138,992,000	139,500,000
2022	5,135,735	5,047,799	1,205,257	1,157,888	150.63	141.55	61,393,000	129,057,000
2021	5,784,732	9,313,380	1,231,148	1,953,168	166.94	159.57	36,473,000	111,559,000

1	Our PEO for all years in the table was our CEO, David Dunbar.

2	The adjustments, each of which is prescribed by SEC rules, to calculate the CAP are described in the table below.

3	Our Other NEOs for FY 2023 were: Ademir Sarcevic, Alan Glass, Annemarie Bell, Sean Valashinas, Paul Burns and Flavio Maschera.
Our Other NEOs for FY 2022 were: Ademir Sarcevic, Alan Glass, Paul Burns and Flavio Maschera.
Our Other NEOs for FY 2021 were: Ademir Sarcevic, Alan Glass, Paul Burns and Jim Hooven.

4	The peer group is the S&P SmallCap 600 Industrial Sector Index, which is the same peer group used in our Annual Report on Form 10-K.

5

The Company selected measure, adjusted EBITDA, stands for earnings before income tax, depreciation and amortization, and is a non-GAAP financial measure that is determined by the sum of (i) income from operations before income taxes, (ii) interest expense and (iii) depreciation and amortization. Adjusted EBITDA adjusts for restructuring charges, litigation charges, purchase accounting and acquisition related costs.

Financial Performance Measures

The following table lists the financial performance measures that, in the Company’s assessment, represent the most important measures used to link CAP for our NEOs to Company performance for FY 2023.

Adjusted Operating Income
Adjusted Operating Margin
Adjusted EPS
Net Working Capital Turns
ROIC

66 2023 Proxy Statement

Adjustments to Calculate CAP to PEO and Average CAP to Other NEOs

The table below describes the adjustments, each of which is required by SEC rules, to calculate CAP amounts from the SCT Total of our PEO and our Other NEOs. The SCT Total and CAP amounts do not reflect the actual amount of compensation earned or paid to our executives during the applicable years, but rather, are amounts determined in accordance with Item 402(v).

	2023		2022		2021
Adjustment	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
SCT Total	5,098,597	1,106,031	5,135,735	1,205,257	5,784,732	1,231,148
Adjustment for defined benefit plans	-	-	-	-	-	-
Adjustment for stock awards [1]
(Deduct): Aggregate value for stock awards included in SCT	(3,405,266)	(392,536)	(3,435,322)	(542,780)	(3,681,435)	(543,157)
Add: Fair value at FYE of awards granted during the FY that were outstanding at FYE	5,005,533	428,779	3,168,159	480,938	5,837,304	954,192
Add (Deduct): Change in fair value from prior FYE to current FYE of awards granted in prior years that were outstanding at FYE	7,282,679	608,518	599,759	116,769	1,505,821	297,995
Add: Fair value on vesting date of awards granted in the FY that vested during the FY	-	-	-	-	-	-
Add (Deduct): Change in fair value from prior FYE to vesting date of awards granted in prior years that vested during the FY	(115,452)	(8,733)	(455,113)	(110,118)	(162,627)	5,244
(Deduct): Fair value at prior FYE of awards granted in prior years that failed to meet the applicable vesting conditions during the FY	-	(291,719)	-	-	-	-
Add: Dividends or other earnings paid on awards in the FY	29,066	3,580	34,581	7,822	29,585	7,746
CAP Amounts (as calculated)	13,895,157	1,453,920	5,047,799	1,157,888	9,313,380	1,953,168

1

For (i) PSUs granted in the current FY with future vesting, and (ii) PSUs granted in prior FYs with future vesting, the number of PSUs used in the valuation is the number of PSUs granted at their probable outcome. For PSUs granted in prior FYs that vested in the current FY, the number of PSUs used in the valuation is the number of PSUs that vested.

For RSUs granted pursuant to a deferral under the MSPP, the CAP adjustment includes such RSUs in the year in which they are granted in accordance with ASC 718, rather than the year in which they are reported in the SCT. The fair value for such RSUs uses the Black-Scholes valuation model to determine the value of the discount on the shares at the various points in time required in the adjustments. The fair value of the discount is then added to the cash value of the executive’s annual incentive deferral underlying the specific MSPP deferral. E.g., for the annual incentive opportunity for FY 2022, the value of the annual incentive received in cash is reported in the Non-Equity Incentive Compensation column of the SCT for FY 2022 and the corresponding grant date fair value of any RSUs received pursuant to a deferral election under the MSPP for such annual incentive is reported in the SCT for FY 2022. The adjustment for CAP removes the grant date fair value of such RSUs reported in the SCT for FY 2022, but then includes the FYE fair value of such RSUs in FY 2023 because such RSUs were granted in FY 2023 and remained outstanding as of the FYE. The FYE fair value is determined by adding the value of the annual incentive opportunity deferred into the receipt of discounted RSUs and the value of the discount as of the FYE.

2023 Proxy Statement 67

Relationship Between Compensation Actually Paid and Performance

The graphs below show the relationship between “compensation actually paid” to our PEO and Other NEOs to (i) TSR of both the Company and the S&P SmallCap 600 Industrial Sector Index, with the value of the initial fixed $100 investment measured as of June 30, 2020; (ii) the Company’s net income; and (iii) the Company’s adjusted EBITDA (non-GAAP).

CAP vs. Company TSR and Peer Group TSR

CAP vs. Net Income

CAP vs. Company-Selected Measure (Adjusted EBITDA)

68 2023 Proxy Statement

Questions & Answers

Voting Q&A	How to Vote:

How can I vote & how many votes do I have?

Beneficial Owners: If your shares are held in street name, you will receive instructions from your bank, broker or other nominee on how to vote your shares. You must follow their instructions for your vote to be counted. If you wish to attend the Annual Meeting and vote your shares at that time, you must obtain a proxy from the broker, bank or other nominee and bring it to the Annual Meeting.

Shareholders of Record: If you are a shareholder of record, you may vote either in person at the Annual Meeting or by proxy. There are four ways to vote by proxy:

Shareholders at the close of business on August 31, 2023 are entitled to vote. As of the record date, there were 11,830,153 shares outstanding. You may vote the shares you own directly in your name as a shareholder of record, shares you hold through Standex benefit plans and shares held for you as a beneficial owner through a broker, bank or other nominee (shares held in “street name”). Each share is entitled to one vote.

How can I change my vote?

You may change your vote by revoking your proxy at any time before it has been exercised by:

► Delivering a written notification to our Corporate Secretary that you are revoking your proxy;

Vote by Internet. You may vote your shares via the Internet by visiting www.envisionreports.com/sxi and following the on-screen instructions.

Please have your proxy card available when you access the website.

► Delivering a revised proxy dated later than the proxy you are revoking;
► Voting again by Internet or telephone until 1:00 a.m. ET, on October 24, 2023;
► Attending the Annual Meeting and voting in person.

What is a Quorum?

Vote by Telephone. You may vote your shares by telephone by calling toll-free to 1-800-652-8683 from the United States and Canada and following the series of voice instructions.

Please have your proxy card available when you call.

A quorum is necessary to conduct business at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented either in person or by proxy constitutes a quorum. Your shares are counted as present if you have voted. If you abstain from voting, your shares are counted as present in determining a quorum. Broker non-votes are counted as present in determining a quorum.

What are Broker Non-votes?

Vote by Mail. You may vote your shares by requesting a paper copy of the Proxy Statement (see page 71 on how to do this) and signing, dating and mailing it in the enclosed envelope.

Your signed proxy card must be received prior to the date of the Annual Meeting for your vote to be counted.

A broker non-vote occurs when a bank, broker or other nominee of share held in street name is represented at the Annual Meeting either in person or by proxy, but has not received instructions from the beneficial owner on how to vote the shares and cannot or chooses not to vote the shares. We strongly encourage shareholders who own shares in street name to instruct their bank, broker or other nominee on how to vote.

How are the votes counted?	Vote in Person. You may attend the Annual Meeting in person and deliver a completed proxy card or vote by ballot.

The Company has engaged D.F. King to assist in soliciting proxies to establish the necessary quorum. Tabulation for the quorum shall be handled by D.F. King, which receives $5,500 as payment for their services, in addition to additional disbursements.

Internet and telephone voting will be available 24 hours a day, 7 days a week, until 1:00 a.m., Eastern Time, on October 24, 2023. You do not need to return your proxy card if you vote by Internet or telephone.

Official tabulation of voted proxies will be handled by Computershare, the Company’s transfer agent.

2023 Proxy Statement 69

What is Householding?

As permitted by the Exchange Act, and to reduce the expenses of delivering duplicate proxy materials, we deliver one Notice and, if applicable, Annual Report on Form 10-K and Proxy Statement, to multiple shareholders sharing the same mailing address unless otherwise requested. This is known as “householding.”

We will promptly send a separate Annual Report on Form 10-K and Proxy Statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address.

Requests related to the delivery of proxy materials may be made by calling Investor Relations at (603) 893-9701 or writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Investor Relations

Shareholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank or other nominee to request information about this householding procedure.

Communications, Shareholder Proposals & Nominations and Company Documents

How Can I Communicate with the Company’s Directors?

The Board welcomes input and suggestions from shareholders and interested parties. Shareholders may communicate with the Board or any member of the Board by writing to the following address and addressing the correspondence accordingly:

Standex International Corporation
23 Keewaydin Drive, Suite 300
Salem, New Hampshire 03079
Attention: Corporate Governance Officer

Alternatively, shareholders may send an email to boardofdirectors@standex.com and specify the director, committee or group to be contacted in the message line.

Communications with the Board are distributed by the Corporate Governance Officer. The Corporate Governance Officer uses his or her discretion in determining whether to forward communications to the Board. Communications that are unrelated to the duties and responsibilities of the Board will not be distributed. Such items include, but are not limited to:

►	spam
►	junk mail and mass mailings
►	product complaints or inquiries
►	new product suggestions
►	resumes and other forms of job inquiries
►	surveys
►	business solicitations or advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

How Can I Submit a Shareholder Proposal or Director Nomination?

In accordance with Rule 14a-8 of the Exchange Act, certain shareholder proposals may be eligible for inclusion in our 2024 Proxy Statement. All shareholder proposals must comply with the requirements of Rule 14a-8 and must be received by our Corporate Secretary, in writing, no later than May 11, 2024. We strongly encourage any interested shareholder to contact our Corporate Secretary prior to the deadline to discuss the proposal. Submission of a proposal does not guarantee that it will be included in our Proxy Statement.

Shareholders may also nominate a director nominee for election at our 2024 annual meeting by following the provisions of the Company’s By-Laws. All nomination and supporting materials must comply with the requirements set forth in our By-Laws. Notice of such a nomination must be received by our Corporate Secretary, in writing, between May 11, 2024 and June 10, 2024. However, if the 2024 annual meeting is held more than 30 days before or more than 90 days after the anniversary of the 2023 Annual Meeting, the shareholder must submit the notice either (i) by 120 calendar days prior to the 2024 annual meeting or (ii) within 10 calendar days following the date on which the public announcement of the date of the 2024 annual meeting is made.

Shareholders do not have to include their proposals in our Proxy Statement for them to be heard. Proposals may be introduced at our 2024 annual meeting from the floor. Notice of these proposals must be provided to our Corporate Secretary between May 11, 2024 and June 10, 2024 and must comply with the requirements set forth in our By-Laws.

The Company’s By-Laws are available on our website by going to ir.standex.com and clicking on “Governance” and then clicking on “Organizational Documents.” To make a submission or to request a copy of the Company’s By-Laws, shareholders should contact our Corporate Secretary at the following address:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel and contact the Corporate Secretary before submitting a proposal or nomination.

70 2023 Proxy Statement

How Can I Request Documents?

Both this Proxy Statement and the Annual Report on Form 10-K may be viewed online at: www.envisionreports.com/SXI and on Standex’s website at ir.standex.com/annual-reports.

Shareholders may obtain print or emailed copies, free of charge, of this Proxy Statement, Annual Report on Form 10-K, the Codes of Conduct, Committee Charters or the Corporate Governance Guidelines by writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, NH 03079

Attention: Investor Relations Department

Shareholders may also call Standex’s Investor Relations at (603) 893-9701 to request copies. Alternatively, print copies can also be requested by e-mailing the request to investorrelations@standex.com. All requests will be fulfilled within 3 business days of receipt and copies will be sent via first class mail.

Helpful Resources

ANNUAL MEETING		ACRONYMS
Proxy & Supplemental Materials	ir.standex.com/annual-reports	BPP	Balanced Performance Plan
Online voting for registered shareholders	www.envisionreports.com/sxi	CAP	Compensation Actually Paid
		CIC	Change in Control
		CLO	Chief Legal Officer
BOARD OF DIRECTORS		DE&I	Diversity, Equity & Inclusion
Standex Board	ir.standex.com/board-of-directors	EBIT	Earnings Before Income Tax
Board Committees	ir.standex.com/board-committees	EBITDA	Earnings Before Income Tax, Depreciation & Amortization
Audit Committee Charter	ir.standex.com/committee-charters	EPS	Earnings Per Share
Compensation Committee Charter	ir.standex.com/committee-charters	ESG	Environment, Social & Governance
Nominating and Corporate Governance Committee Charter	ir.standex.com/committee-charters	GAAP	Generally Accepted Accounting Principles
Innovation and Technology Committee Charter	ir.standex.com/committee-charters	IRC	Internal Revenue Code
		IRS	Internal Revenue Service
FINANCIAL REPORTING		MSPP	Management Stock Purchase Plan
Earnings & Financial Reports	ir.standex.com/quarterly-results	N&CG	Nominating & Corporate Governance
		NEO	Named Executive Officer
STANDEX		NYSE	New York Stock Exchange
Corporate Website	www.standex.com	OIP	2018 Omnibus Incentive Plan
Leaders	ir.standex.com/management	PCAOB	Public Company Accounting Oversight Board
Investor Relations	ir.standex.com	PEO	Principal Executive Officer
		PSUs	Performance Share Units
GOVERNANCE DOCUMENTS		ROIC	Return on Invested Capital
By-Laws	ir.standex.com/organizational-documents	RSAs	Restricted Stock Awards
Certificate of Incorporation	ir.standex.com/organizational-documents	RSUs	Restricted Stock Units
Code of Conduct	ir.standex.com/policies	SCT	Summary Compensation Table
Code of Ethics for Senior Financial Management	ir.standex.com/policies	SEC	Securities and Exchange Commission
Corporate Governance Guidelines	ir.standex.com/organizational-documents	TSR	Total Shareholder Return
		TRIR	Total Recordable Incident Rate

2023 Proxy Statement 71

Standex

23 Keewaydin Drive | Suite 300 | Salem, New Hampshire 03079 | +1.603.893.9701 | standex.com

Standex VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by October 24, 2023 at 1:00 A.M., Eastern Time.

Online
Go to **www.envisionreports.com/SXI** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SXI

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

1. To elect the following Directors:
   Class II - for a three-year term expiring in 2026

	For	Against	Abstain
01 - Charles H. Cannon, Jr. (Class II, 3 year term)	☐	☐	☐
02 - David Dunbar (Class II, 3 year term)	☐	☐	☐
03 - Michael A. Hickey (Class II, 3 year term)	☐	☐	☐

	For	Against	Abstain
2. To conduct an advisory vote on the total compensation paid to the executives of the Company.	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as the independent auditors of the Company for the fiscal year ending June 30, 2024.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

03VB5C

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — Standex International Corporation

ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 24, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints David Dunbar and Alan J. Glass, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Standex International Corporation (the "Company"), to be held at the Standex International Corporation Corporate Headquarters, 23 Keewaydin Drive, Suite 300, Salem NH 03079, on Tuesday, October 24, 2023 at 9:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on August 31, 2023 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Shareholders to be held on October 24, 2023 or any adjournment thereof. Your voting instructions will be kept confidential from the officers, directors and employees of the Company. Under the Plan, the shares for which no signed proxy card is returned or for which any instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each Proposal for which properly executed instructions were timely received.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. **If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.**

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐